                                  EXHIBIT 10.68

                   Credit Agreement dated as of July 10, 2003,
         among RFS Partnership, L.P. and RFS Financing Partnership, L.P.
                                  as Borrowers,
                  CNL Hospitality Properties, Inc., as Parent,
                 Bank of America, N.A., as Administrative Agent,
                    and the lenders named herein, as Lenders
                                  $320,000,000
                         Banc of America Securities LLC,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================




                                CREDIT AGREEMENT

                            Dated as of July 10, 2003

                                      among

                             RFS Partnership, L.P.,
                                       and
                        RFS Financing Partnership, L.P.,
                                  as Borrowers,

                        CNL HOSPITALITY PROPERTIES, INC.,
                                   as Parent,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       and

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                  $320,000,000

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager





================================================================================

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS ....................................................................................  1
     1.01 Defined Terms. .......................................................................................................  1
     1.02 Other Interpretive Provisions. ....................................................................................... 19
     1.03 Accounting Terms. .................................................................................................... 20
     1.04 Rounding. ............................................................................................................ 20
     1.05 References to Agreements and Laws. ................................................................................... 20
     1.06 Times of Day. ........................................................................................................ 20
ARTICLE II. THE COMMITMENTS .................................................................................................... 20
     2.01 Loans. ............................................................................................................... 20
     2.02 Borrowings, Conversions, and Continuations of Loans. ................................................................. 21
     2.03 Prepayments. ......................................................................................................... 22
     2.04 Termination or Reduction of Commitments. ............................................................................. 22
     2.05 Repayment of Loans. .................................................................................................. 23
     2.06 Interest. ............................................................................................................ 23
     2.07 Fees. ................................................................................................................ 23
     2.08 Computation of Interest and Fees. .................................................................................... 24
     2.09 Evidence of Debt. .................................................................................................... 24
     2.10 Payments Generally. .................................................................................................. 24
     2.11 Sharing of Payments. ................................................................................................. 26
     2.12 Collateral; Guaranties. .............................................................................................. 26
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY ............................................................................ 27
     3.01 Taxes. ............................................................................................................... 27
     3.02 Illegality. .......................................................................................................... 28
     3.03 Inability to Determine Rates. ........................................................................................ 28
     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. .............................. 29
     3.05 Funding Losses. ...................................................................................................... 29
     3.06 Matters Applicable to all Requests for Compensation. ................................................................. 30
     3.07 Survival. ............................................................................................................ 30
ARTICLE IV. CONDITIONS PRECEDENT TO BORROWINGS ................................................................................. 30
     4.01 Conditions of Initial Borrowing. ..................................................................................... 30
     4.02 Conditions to all Borrowings. ........................................................................................ 34
     4.03 Special Conditions. .................................................................................................. 35
ARTICLE V. REPRESENTATIONS AND WARRANTIES ...................................................................................... 35
     5.01 Existence, Qualification, and Power; Compliance with Laws. ........................................................... 35
     5.02 Authorization; No Contravention. ..................................................................................... 36
     5.03 Governmental Authorization; Other Consents. .......................................................................... 36
     5.04 Binding Effect. ...................................................................................................... 36
     5.05 Financial Statements; No Material Adverse Effect. .................................................................... 36
     5.06 Litigation. .......................................................................................................... 36
     5.07 No Default. .......................................................................................................... 37
     5.08 Ownership of Property; Liens. ........................................................................................ 37
     5.09 Environmental Representations. ....................................................................................... 37
     5.10 Insurance. ........................................................................................................... 38
     5.11 Taxes. ............................................................................................................... 38
     5.12 ERISA Compliance. .................................................................................................... 38
     5.13 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. ...................................... 39
     5.14 Disclosure. .......................................................................................................... 39

Credit Agreement                        i

     5.15 Compliance with Laws. ............................................. 39
     5.16 Tax Shelter Regulations. .......................................... 39
     5.17 Intellectual Property; Licenses; Etc. ............................. 40
     5.18 Drainage/Condemnation/Zoning. ..................................... 40
     5.19 Property Condition. ............................................... 40
     5.20 Representations Concerning Leases. ................................ 40
     5.21 Contracts and Plans. .............................................. 40
     5.22 Condemnation. ..................................................... 41
     5.23 Reciprocal Agreements. ............................................ 41
     5.24 Management Agreements. ............................................ 41
     5.25 Franchise Agreements. ............................................. 41
     5.26 Ground Lease Representations. ..................................... 41
     5.27 Knowledge. ........................................................ 42
ARTICLE VI. AFFIRMATIVE COVENANTS ........................................... 43
     6.01 Financial Statements. ............................................. 43
     6.02 Certificates; Other Information. .................................. 44
     6.03 Notice Requirements. .............................................. 45
     6.04 Payment of Obligations. ........................................... 46
     6.05 Preservation of Existence, Etc. ................................... 46
     6.06 Maintenance of Properties. ........................................ 46
     6.07 Maintenance of Insurance. ......................................... 46
     6.08 Compliance with Laws. ............................................. 47
     6.09 Books and Records. ................................................ 47
     6.10 Inspection Rights. ................................................ 47
     6.11 Use of Proceeds. .................................................. 48
     6.12 Other Property Information. ....................................... 48
     6.13 Reports and Testing. .............................................. 48
     6.14 Environmental Matters. ............................................ 48
     6.15 Contracts. ........................................................ 50
     6.16 Casualty. ......................................................... 50
     6.17 Condemnation. ..................................................... 50
     6.18 Restoration. ...................................................... 51
     6.19 Property Management. .............................................. 54
     6.20 Franchise Agreements. ............................................. 55
     6.21 Ground Leases. .................................................... 56
     6.22 Operating Leases. ................................................. 57
     6.23 Post-Closing Collateral Property Covenants. ....................... 57
ARTICLE VII. NEGATIVE COVENANTS ............................................. 57
     7.01 Liens. ............................................................ 57
     7.02 Investments. ...................................................... 58
     7.03 Indebtedness. ..................................................... 58
     7.04 Fundamental Changes. .............................................. 59
     7.05 Dispositions. ..................................................... 59
     7.06 Restricted Payments. .............................................. 60
     7.07 Change in Nature of Business. ..................................... 60
     7.08 Transactions with Affiliates. ..................................... 60
     7.09 Burdensome Agreements. ............................................ 60
     7.10 Use of Proceeds. .................................................. 61
     7.11 Contracts. ........................................................ 61
     7.12 Lease Approval. ................................................... 61
     7.13 No Other Liens. ................................................... 61

Credit Agreement                       ii

     7.14 Reciprocal Easement Agreements. Neither Borrower shall: ..............  61
     7.15 Parent Financial Covenants. ..........................................  62
     7.16 Operating Company Financial Covenants. ...............................  62
     7.17 Loan to Value Ratio. .................................................  62
     7.18 REIT Status. .........................................................  62
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES ...................................  62
     8.01 Events of Default. ...................................................  62
     8.02 Remedies Upon Event of Default. ......................................  65
     8.03 Application of Funds. ................................................  65
ARTICLE IX. ADMINISTRATIVE AGENT ...............................................  66
     9.01 Appointment and Authorization of Administrative Agent. ...............  66
     9.02 Delegation of Duties. ................................................  66
     9.03 Liability of Administrative Agent. ...................................  66
     9.04 Reliance by Administrative Agent. ....................................  66
     9.05 Notice of Default. ...................................................  67
     9.06 Credit Decision; Disclosure of Information by Administrative Agent. ..  67
     9.07 Indemnification of Administrative Agent. .............................  68
     9.08 Administrative Agent in its Individual Capacity. .....................  68
     9.09 Successor Administrative Agent. ......................................  68
     9.10 Exercise of Rights; Proofs of Claim. .................................  69
     9.11 Releases; Acquisition; and Transfers of Collateral. ..................  70
     9.12 Other Agents, Arrangers, and Managers. ...............................  71
ARTICLE X. MISCELLANEOUS .......................................................  71
     10.01 Amendments, Etc. ....................................................  71
     10.02 Notices and Other Communications; Facsimile Copies. .................  72
     10.03 No Waiver; Cumulative Remedies. .....................................  73
     10.04 Attorney Costs, Expenses and Taxes. .................................  74
     10.05 Indemnification by Parent and Borrowers. ............................  74
     10.06 Payments Set Aside. .................................................  75
     10.07 Successors and Assigns. .............................................  76
     10.08 Confidentiality. ....................................................  78
     10.09 Set-off. ............................................................  79
     10.10 Interest Rate Limitation. ...........................................  79
     10.11 Counterparts. .......................................................  79
     10.12 Integration. ........................................................  79
     10.13 Survival of Representations and Warranties. .........................  79
     10.14 Severability. .......................................................  79
     10.15 Tax Forms. ..........................................................  80
     10.16 Replacement of Lenders. .............................................  81
     10.17 Appraisal. ..........................................................  81
     10.18 Assignment of Contracts and Plans. ..................................  81
     10.19 Governing Law. ......................................................  82
     10.20 Waiver of Right to Trial by Jury. ...................................  82
     10.21 Time of the Essence. ................................................  82
     10.22 ENTIRE AGREEMENT. ...................................................  82

SIGNATURES...................................................................... S-1

Credit Agreement                      iii

                                    SCHEDULES

1.01(a)     Excluded Collateral Properties
1.01(b)     Franchisors, Managers, and Operating Lessees
2.01        Commitments and Pro Rata Shares
2.03        Permitted Issuances of Indebtedness and Equity
2.12(i)     Pledged Subsidiaries
2.12(ii)    Collateral Properties
5.06        Litigation
6.23        Post-Closing Covenants
7.01        Existing Liens
7.02        Subsidiaries
7.03        Existing Indebtedness
7.05        Collateral Property Dispositions
10.02       Administrative Agent's Office, Certain Addresses for Notices



EXHIBITS

Form of:

A           Loan Notice
B           Note
C           Compliance Certificate
D           Assignment and Assumption
E           Survey Requirements

Credit Agreement                       iv

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of July 10, 2003 (the "Closing Date"), among RFS PARTNERSHIP, L.P., a Tennessee limited partnership ("Operating Company"), and RFS FINANCING PARTNERSHIP, L.P., a Tennessee limited partnership ("Financing," and together with Operating Company, "Borrowers"), CNL Hospitality Properties, Inc., a Maryland corporation ("Parent"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent ("Administrative Agent").

     Borrowers have requested that Lenders provide a term loan facility, and Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                        DEFINITIONS AND ACCOUNTING TERMS

     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acceptable Appraisal" means an appraisal commissioned by and addressed to Administrative Agent (acceptable to Administrative Agent as to form, substance, and date), prepared by a professional appraiser acceptable to Administrative Agent, and having the minimum qualifications required under all applicable Laws.

     "Acquisition Sub" means CNL Rose Acquisition Corp., a Delaware corporation.

     "Administrative Agent" means Banc of America Bridge LLC acting for itself or through one of its Affiliates, including Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrowers and Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Administrative Agent.

Credit Agreement

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agent-Related Persons" means Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Collateral Value" means the sum of the Collateral Values for all of the Collateral Properties; provided that the Collateral Value for the Excluded Collateral Properties shall not be included in Aggregate Collateral Value.

     "Aggregate Commitments" means the Commitments of all Lenders.

     "Agreement" means this Credit Agreement.

     "Applicable Margin" means (a) with respect to Eurodollar Rate Loans, three percent (3%), and (b) with respect to Base Rate Loans, one and one-half percent (1-1/2 %). Subject to Section 10.10, the Applicable Margin shall increase by an amount equal to one-half of one percent (.50%) on November 7, 2003 and on the last day of each subsequent three (3) month period thereafter.

     "Appraised Value" means, with respect to any Collateral Property as of any date, the appraised value of such Collateral Property pursuant to an Acceptable Appraisal.

     "Approved Costs" means, for any Collateral Property, the sum of the acquisition, construction, and other capitalized costs of such Collateral Property (or the stock or other equity interest of the Person that owns such Collateral Property), whether in the form of cash, property, liabilities assumed, or other consideration.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Assignment of Management Agreement" means that certain Assignment and Subordination of Management Agreement dated the date hereof among Administrative Agent, the applicable Operating Lessee, Borrower, and Manager, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

     "Attorney Costs" means and includes all fees, expenses, and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

Credit Agreement                        1

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means (a) the audited consolidated balance sheet of Operating Company and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity, and cash flows for such fiscal year of Operating Company and its Subsidiaries, including the notes thereto, and (b) audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended December 31, 2002, and related consolidated statements of income or operations, shareholders' equity, and cash flows for such fiscal year of Parent and its Subsidiaries, including the notes thereto.

     "Award" means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Collateral Property.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (.50%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate plus the Applicable Margin.

     "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereto.

     "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of Lenders pursuant to Section 2.01.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent' s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Casualty" has the meaning specified in Section 6.17.

     "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary

Credit Agreement                        2
     or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     "Closing Date" has the meaning set forth in the introductory paragraph hereto.

     "CMBS Borrowers" means each to-be-formed single purpose, bankruptcy remote entity which shall become a wholly-owned direct or indirect Subsidiary of Operating Company and which will be the borrower under a CMBS Facility.

     "CMBS Collateral Properties" means the Collateral Properties listed in Part A of Schedule 2.12(ii), and "CMBS Collateral Property" means any one of the CMBS Collateral Properties.

     "CMBS Engagement Letter" means that certain best efforts engagement letter dated June 30, 2003 from Banc of America Securities LLC to Parent.

     "CMBS Facilities" means the proposed extensions of credit from Bank of America to one or more CMBS Borrowers to be secured by mortgage Liens on all or a portion of the CMBS Collateral Properties, and "CMBS Facility" means any one of the CMBS Facilities.

     "CNL Collateral Properties" means the Collateral Properties listed in Part B of Schedule 2.12(ii), and "CNL Collateral Property" means any one of the CNL Collateral Properties.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral Properties" means the hotels and resorts, the Improvements, and all other property as described in the Mortgages to be delivered pursuant to
Section 2.12(a), and subject to a right, Lien, or security interest to secure the Obligations, and "Collateral Property" means any one of the Collateral Properties.

Credit Agreement                        3

     "Collateral Value" means, as of any date of determination, (a) with respect to any CNL Collateral Property, the lesser of (i) the Appraised Value of such Collateral Property, and (ii) the Approved Costs of such Collateral Property, and (b) with respect to any CMBS Collateral Property, (i) Consolidated EBITDA for such CMBS Collateral Property for the most recent twelve (12) months ending on or before the date of determination divided by (ii) eleven percent (11%). The Collateral Value for each of the Collateral Properties as of the Closing Date is set forth on Schedule 2.12(ii).

     "Commitment" means, as to each Lender, its obligation to make Loans to Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

     "Condemnation" means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Collateral Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Collateral Properties or any part thereof.

     "Condemnation Proceeds" has the meaning specified in Section 6.18(b).

     "Consolidated EBITDA" means, for any period, for any Person or any Collateral Property, an amount equal to (a) Consolidated Net Income for such period, plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local, and foreign income taxes payable by such Person and its Subsidiaries or with respect to such Collateral Property for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, minus (c) all non-cash items increasing Consolidated Net Income for such period, minus (d) FF&E Reserves, minus (e) Management Fee Reserves for such period in excess of actual management fees deducted in determining Consolidated Net Income for such period. For purposes of determining Consolidated EBITDA for any Collateral Property, such Collateral Property's proportionate share of costs and expenses for property taxes, insurance, management fees, and other property related costs shall be deducted to the extent that such costs and expenses are paid on the Collateral Properties as a pool pursuant to a master agreement covering multiple Collateral Properties and not paid on an individual Collateral Property basis.

     "Consolidated Fixed Charge Coverage Ratio" means, for any Person as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA, to (b) Fixed Charges, in each case for the four (4) fiscal quarters ending on the date of determination. For purposes of calculating the Fixed Charge Coverage Ratio for the first four (4) fiscal quarters following the Closing Date, (i) Fixed Charges shall be calculated on a pro forma basis as if all Indebtedness outstanding as of the date of determination were outstanding during the four (4) fiscal quarters ending on the date of determination, (ii) Consolidated EBITDA shall be calculated on a pro forma basis as if all Consolidated Net Income for any Person or Property acquired during the period of determination was acquired on the first (1st) day of such period of determination, and (iii) Consolidated EBITDA and Fixed Charges of any Person shall include, to the extent not already included in such calculation, such Person's Share of the Consolidated EBITDA and Fixed Charges of any partnership or joint venture (other than a Subsidiary of such Person or a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer.

Credit Agreement                        4

     "Consolidated Funded Indebtedness" means, as of any date of determination, for any Person, the sum of (a) the outstanding principal amount of all Indebtedness whether current or long-term, for borrowed money (including Obligations hereunder) and all Indebtedness evidenced by bonds, debentures, notes, loan agreements, or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, and (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than such Person or any of its Subsidiaries.

     "Consolidated Interest Charges" means, for any period, for any Person or for any Collateral Property, the sum of (a) all interest, premium payments, debt discount, fees, charges, and related expenses of such Person, or with respect to such Collateral Property, as applicable, in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person, or with respect to such Collateral Property, as applicable, with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Leverage Ratio" means, for Parent and its Subsidiaries on a consolidated basis as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness, to (b) Consolidated Funded Indebtedness plus Shareholders' Equity minus Intangible Assets.

     "Consolidated Net Income" means, for any period, for any Person or for any Collateral Property, the net income of such Person or Collateral Property (excluding extraordinary gains but including extraordinary losses) for that period.

     "Consolidated Tangible Net Worth" means, for Parent and its Subsidiaries on a consolidated basis as of any date of determination, Shareholders' Equity on that date minus Intangible Assets on that date.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Debt Service" means, for any Person for any period, the sum of (a) all regularly scheduled principal payments, and (b) all Consolidated Interest Charges, in each case paid or payable during such period in respect of all Indebtedness of such Person.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) four percent (4%) per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an

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

interest rate equal to the interest rate otherwise applicable to such Loan plus four percent (4%) per annum, in each case to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Disposition" or "Dispose" means the sale, transfer, license, lease (other than any Tenant Lease or Operating Lease), or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Environmental Claim" means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened, instituted, or completed pursuant to any applicable Environmental Requirement (hereinafter defined), against Parent or any Subsidiary or against or with respect to any Property or any condition, use, or activity on any Property (including any such action against Administrative Agent or any Lender), and any claim at any time threatened or made by any person against Parent or any Subsidiary or against or with respect to any Property or any condition, use, or activity on any Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material (hereinafter defined) or any Environmental Requirement.

     "Environmental Damages" means, whether before or after the Release Date:
(a) the presence of any Hazardous Material on any Property, or any escape, seepage, leakage, spillage, emission, release, discharge, or disposal of any Hazardous Material on or from any Property, or the migration or release or threatened migration or release of any Hazardous Material to, from, or through any Property, on or before the Release Date; or (b) any act, omission, event, or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport, or disposal of any Hazardous Material which is at any time on or before the Release Date present on any Property; or (c) the breach of any representation, warranty, covenant, or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or (d) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event, or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event, or circumstance; or (e) any Environmental Claim, or the filing or imposition of any environmental lien against any Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subsections
(a) through (d) preceding; and regardless of whether any of the foregoing subsections (a) through (e) was caused by a Borrower or a tenant or subtenant, or a prior owner of any Property or its tenant or subtenant, or any third party, including but not limited to: (i) injury or damage to any person, property, or natural resource occurring on or off of such Property, including but not limited to the cost of demolition and rebuilding of any improvements on real property;
(ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation,

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

removal, response, abatement, containment, closure, restoration, monitoring, or similar work required by any Environmental Requirement or necessary to have full use and benefit of such Property as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any person or Governmental Authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (v) the settlement of any claim or judgment.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions, and discharges to waste or public systems.

     "Environmental Requirement " means any Environmental Law (hereinafter defined), agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that

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

     displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Administrative Agent and with a term equivalent to such Interest Period would be offered by Administrative Agent's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate plus the Applicable Margin.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excluded Collateral Property" means each Collateral Property listed on
Schedule 1.01(a) until Administrative Agent notifies Borrowers in writing as to any such Excluded Collateral Property that (a) Administrative Agent has received environmental assessments of such Excluded Collateral Property satisfactory to Administrative Agent in its sole discretion and (b) any remedial action deemed necessary by Administrative Agent in its sole discretion with respect to such Excluded Collateral Property has been taken or reserves have been established acceptable to Administrative Agent in its sole discretion. Until such notice with respect to any Excluded Collateral Property, the representations in Sections 5.08, 5.09, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, and
5.28, the covenants set forth in Sections 6.06, 6.12, 6.13, 6.14(c), 6.14(d),
6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 7.11, 7.12, 7.13, and
7.14, and the Default set forth in Section 8.01(l), in so far as they relate to Collateral Properties, shall not apply to such Excluded Collateral Property.

     "Existing Credit Agreement" means that certain Sixth Amended and Restated Credit Agreement dated as of October 31, 2002, among Operating Company, Bank of America, as agent, and the Lenders defined therein, as amended, restated, or modified from time to time.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Fee Letter" means the letter agreement, dated May 8, 2003, among Parent, Banc of America Bridge LLC, and the Arranger.

     "FF&E" shall mean furniture, fixtures, and equipment.

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

     "FF&E Reserves" means, with respect to any Collateral Property or Person for any period, and without duplication, an assumed reserve for FF&E and other capital expenditures equal to four percent (4%) of Gross Revenues of such Collateral Property or Person for such period.

     "Fixed Charges" means, for any Person, for any period, (a) Debt Service, plus (b) Restricted Payments with respect to preferred stock or other preferred equity interests issued by such Person.

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "Franchise Agreements" means each franchise or similar agreement entered into by and between an Operating Lessee and each Franchisor pursuant to which such Operating Lessee is permitted to operate the applicable Collateral Property under the "flag" or other trade name that is the subject thereof, as the same may be amended, restated, replaced, supplemented, or otherwise modified in accordance with the terms of this Agreement, and "Franchise Agreement" means any one of the Franchise Agreements.

     "Franchisors" means each franchisor of each Collateral Property as set forth on Schedule 1.01 or such other entity selected as the franchisor of the applicable Collateral Property in accordance with the terms of this Agreement, and "Franchisor" means any one of the Franchisors.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

     "Gross Revenues" means, for any Property or Person, all revenues and receipts of every kind derived from operating such Property or all Properties owned by such Person, as the case may be, and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind; license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Property or Properties); service charges, to the extent not distributed to the employees at such Property or Properties as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of such Property or Properties; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Property or Properties.

     "Ground Leases" means, collectively, that certain (a) Ground Lease dated November 30, 1987 between Commonwealth Trust Company, trustee for the Chopin Trust and RFP Group, Inc., the terms of

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

which were amended and recorded by that certain Memorandum and Amendment to Ground Lease Agreement dated as of June 20, 1988 and recorded in Book 730, Page 289 of the Office of the Recorder of Deeds for New Castle County, Delaware, between Commonwealth Trust Company, trustee for the Chopin Trust and RFP Group, Inc. and (b) Lease between Shively Masonic Lodge No. 951, F. & A.M. by and through its Board of Trustees and its Building Committee, as Lessor, and West, Inc. d/b/a/ Holiday Inn Southwest, as Lessee which was recorded at Book 5039, Page 873 in the Office of the Clerk of the County Court of Jefferson County, Kentucky being the same leasehold estate which was acquired by LVSW Partners, LP, a Tennessee limited partnership, from West, Inc. by Assignment of Lease dated November 27, 1984 and recorded in Deed Book 5463, page 861 in the aforesaid clerk's office, which was further assigned to Operating Company by Assignment of Lease dated August 5, 1993 and recorded in Book 6345, Page 085 in the same clerk's office, and "Ground Lease" means either one of the Ground Leases.

     "Guarantors" means, collectively, Parent, Acquisition Sub, and CNL Rose GP Corp., and "Guarantor" means either one of the Guarantors.

     "Guaranty" means the Guaranty Agreement made by Guarantors in favor of Administrative Agent, for the benefit of Lenders.

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor" ) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities, or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital, or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Material" means any substance, whether solid, liquid, or gaseous: which is listed, defined, or regulated as a " hazardous substance," "hazardous waste," "pollutants," or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains infectious or medical wastes, asbestos, asbestos containing materials, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel, or other petroleum hydrocarbons, or petroleum distillates; or which causes or poses a threat to cause a contamination or nuisance on any Property or any adjacent property or a hazard to the environment or to the health or safety of persons on any Property.

     "Improvements" means all on-site and off-site improvements to the Collateral Properties, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Collateral Properties and/or in such improvements.

Credit Agreement                        10

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     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, and similar instruments;

          (c)   net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)   capital leases and Synthetic Lease Obligations; and

          (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include such Person's Share of the Indebtedness of any partnership or joint venture (other than a Subsidiary of such Person or a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnitees" has the meaning specified in Section 10.05.

     "Insurance Proceeds" has the meaning specified in Section 6.18(b).

     "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount, and capitalized research and development costs.

     "Interest Payment Date" means: (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and
(b) as to any Base Rate Loan, the last Business Day of each month during the term hereof and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one month thereafter; provided that:

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

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii)  no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance, or capital contribution to, Guarantee or assumption of debt of, or purchase, or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning set forth in Section 5.18.

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereto.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrowers and Administrative Agent.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, monetary encumbrance, lien (statutory or other), charge, or preference, priority, or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means an extension of credit by a Lender to Borrowers under Article II.

     "Loan Documents" means this Agreement, each Note, the Mortgages, the Fee Letter, the Guaranty, and such other documents evidencing, securing, or pertaining to the Loans.

Credit Agreement                        12

     "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Loan Parties" means, collectively, Borrowers, each Pledgor, and each Guarantor.

     "Loan to Value Ratio" means, as of any date of determination, the ratio of
(a) the Outstanding Amount as of such date of determination, to (b) the Aggregate Collateral Value as of such date of determination.

     "Management Agreements" means each management agreement entered into by and between an Operating Lessee and each Manager, pursuant to which each Manager is to provide management and other services with respect to each applicable Collateral Property, as the same may be amended, restated, replaced, supplemented, or otherwise modified in accordance with the terms of this Agreement, and "Management Agreement" means any one of the Management Agreements.

     "Management Fee Reserves" means, with respect to any Collateral Property or Person for any period, a reserve for management fees equal to the greater of (a) any actual management fees or (b) an assumed reserve of three percent (3%) of Gross Revenues of such Collateral Property or Person for such period.

     "Managers" means each manager of each Collateral Property as set forth on
Schedule 1.01 or such other entity selected as the manager of the applicable Collateral Property in accordance with the terms of this Agreement, and "Manager" means any one of the Managers.

     "Material Adverse Effect" means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise), or prospects of Parent, the RFS Companies, taken as a whole, or any Borrower; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Material Property Event" means, with respect to any Collateral Property, the occurrence of any event or circumstance that could result in (a) a material adverse effect with respect to the financial condition or the operations of the Collateral Properties, taken as a whole, or (b) material adverse effect on the value or ownership of the Collateral Properties, taken as a whole.

     "Maturity Date" means (a) with respect to the Tranche A Loans, January 10, 2004 and (b) with respect to the Tranche B Loans, July 10, 2005.

     "Merger Agreement" means that certain Agreement by and among Parent, Operating Company, RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP, and CNL Rose Acquisition Corp. dated as of May 8, 2003.

     "Merger Transaction Documents" means the Merger Agreement and each other document executed and delivered in connection with the Merger Transactions.

     "Merger Transactions" means the mergers and other transactions contemplated by the Merger Agreement.

Credit Agreement                        13

     "Mortgages" means each Mortgage, Assignment of Rents and Leases, and Security Agreement, or Deed of Trust, Assignment of Rents and Leases, and Security Agreement, or Deed to Secure Debt, Assignment of Rents and Leases, and Security Agreement, as applicable, dated July 10, 2003, granted by a Borrower to Administrative Agent, for the benefit of the Lenders, securing repayment and performance of the Obligations, as amended, modified, supplemented, restated, and replaced from time to time.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means, with respect to a Disposition, the issuance of any stock or other equity-linked securities, or the issuance of any bonds, debentures, notes, or other Indebtedness by any Person, the amount of cash received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, survey fees, title insurance costs and premiums, attorneys' fees, finder's fees, financial advisory fees, due diligence fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees and expenses and disbursements of any of the foregoing, in each case to the extent paid or payable by such Person; (b) printing and related expenses of filing and recording or registration fees or charges or similar fees or charges paid by such Person; (c) fees and taxes paid or payable by such Person to any Governmental Authority as a result of such transaction; and (d) in the case of the Disposition of a Property or refinancing of Indebtedness secured by Liens in a Property, the amount of Indebtedness repaid by such Person secured by such Liens.

     "Net Proceeds" has the meaning specified in Section 6.18(b).

     "Net Proceeds Deficiency" has the meaning specified in Section 6.18(b)(vi).

     "Note" means a promissory note made by Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that all references to the "Obligations" in the Mortgages, Guaranty, Pledge Agreements, and other security agreements or pledge agreements delivered to Administrative Agent to create or evidence Liens securing the Obligations shall, in addition to the foregoing, include all present and future indebtedness, liabilities, and obligations now or hereafter owed to any Lender or any Affiliate of any Lender arising from, by virtue of, or pursuant to any Swap Contract.

     "On" or "on", when used with respect to any Property or any property adjacent to such Property, means "on, in, under, above, or about."

     "Operating Company" has the meaning specified in the introductory paragraph hereto.

     "Operating Leases" means each operating lease entered into by and between an Operating Lessee and a Borrower, which govern the operation of each applicable Collateral Property, as the same may be

Credit Agreement                        14
amended, restated, replaced, supplemented, or otherwise modified from time to time, and "Operating Lease" means any one of the Operating Agreements.

     "Operating Lessees" means each operating lessee of each Collateral Property as set forth on Schedule 1.01 or such other entity selected as the operating lessee of the applicable Collateral Property in accordance with the terms of this Agreement, and "Operating Lessee" means any one of the Operating Lessees.

     "Organization Documents" means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

     "Parent" has the meaning specified in the introductory paragraph hereto.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by either Borrower or any ERISA Affiliate or to which either Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

     "Personal Property" has the meaning set forth in the granting clause of the Mortgages.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Plans" means the plans and specifications for the Collateral Properties, including existing or proposed Improvements, and all modifications thereof and additions thereto that are included as part of the Plans in accordance with the terms of this Agreement.

     "Pledge Agreements" means those certain Pledge and Security Agreements executed by Parent, Acquisition Sub, CNL Rose GP Corp., and Operating Company each dated as of the date hereof.

     "Pledgors" means each Person executing a Pledge Agreement or Mortgage.

Credit Agreement                       15

     "Policies" has the meaning specified in Section 6.07(b).

     "Property" means all of the right, title, and interest of Parent or any RFS Company in and to land, improvements, and fixtures, including leases of real property.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or otherwise, then the Pro Rata Share of each Lender shall be determined based on the proportion (stated as a percentage) that the sum of the outstanding principal amount of Loans owed to such Lender bears to the Outstanding Amount. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Qualified Manager" means a Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, hotel properties comparable to any relevant Collateral Property and
(b) approved by Administrative Agent, which approval shall not have been unreasonably withheld.

     "REAs" means each construction, operation and reciprocal easement agreements or similar agreements (including any separate agreements or other agreements between a Borrower and one or more other parties to any REA with respect to such REA) affecting any Collateral Property or portion thereof, and "REA" means any one of the REAs.

     "REIT" means a "real estate investment trust" for purposes of the Code.

     "Register" has the meaning specified in Section 10.07(c).

     "Release Date" means the earlier of the following two dates: (i) the date on which the Obligations have been paid in full and the Mortgages have been released; or (ii) the date on which the liens of the Mortgages are fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Collateral Properties has been given to and accepted by the purchaser or Administrative Agent free of occupancy and claims to occupancy by Borrowers and their heirs, devisees, representatives, successors, and assigns; provided that, if such payment, performance, release, foreclosure, or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice, or otherwise barred by Law from further assertion.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

     "Required Lenders" means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or otherwise, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a

Credit Agreement                       16

Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restoration" means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of a Collateral Property, the completion of the repair and restoration of the Collateral Property as nearly as possible to the condition the Collateral Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Administrative Agent.

     "Restoration Consultant" has the meaning specified in Section 6.18(b)(iii).

     "Restoration Retainage" has the meaning specified in Section 6.18(b)(iv).

     "Restricted Payment" means, for any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of such Person, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     "RFS Companies" means Acquisition Sub and its Subsidiaries, and "RFS Company" means any one of the RFS Companies.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Senior Notes" means those certain 9.75% Series B Senior Notes issued by Operating Company.

     "Share" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of another Person (other than a Subsidiary) based upon such Person's percentage ownership of the equity of such other Person.

     "Shareholders' Equity" means, as of any date of determination, with respect to any Person, consolidated shareholders' equity of such Person as of that date determined in accordance with GAAP.

     "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Acquisition Sub.

Credit Agreement                       17

     "Survey" means a survey prepared in accordance with Exhibit E.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps, or options, bond or bond price or bond index swaps, or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value " means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Tenant Lease" has the meaning specified in Section 7.12.

     "Threshold Amount" means $10,000,000.

     "Title Insurance" means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Insurer, in an amount equal to the maximum principal amount of the Aggregate Commitments, insuring the validity and priority of the Mortgages encumbering the Collateral Properties and Improvements described in the Mortgages for the benefit of Administrative Agent and Lenders.

     "Title Insurer" means First American Title Insurance Company.

     "Total Outstandings" means the aggregate Outstanding Amount of all Loans.

     "Tranche A Availability Period" means the period from and including the Closing Date to the earliest of (a) the date of termination of the Aggregate Commitments pursuant to Section 2.04, (b) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02, and (c) November 7, 2003.

     "Tranche A Loans" means Loans made during the Tranche A Availability
Period.

Credit Agreement                       18

     "Tranche A Sublimit" means an amount equal to $250,000,000.

     "Tranche B Availability Period" means the period from and including the date on which Lenders have made Loans equal to the full amount of the Tranche A Sublimit to the earliest of (a) the date of termination of the Aggregate Commitments pursuant to Section 2.04, (b) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02, and (c) November 7, 2003.

     "Tranche B Loans" means Loans made during the Tranche B Availability
Period.

     "Tranche B Sublimit" means an amount equal to $70,000,000.

     "Transaction Documents" means any and all documents evidencing the Merger Transactions, including, without limitation, the Merger Agreement, and each other executed and delivered in connection with the Merger Transactions.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S. " mean the United States of America.

     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan
Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)    (i)    The words "herein," " hereto," "hereof," and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

     (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

     (iii)  The term "including" is by way of example and not limitation.

     (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including ;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Credit Agreement                       19

     Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Parent, Operating Company, or the Required Lenders shall so request, Administrative Agent, Lenders, Parent, and Operating Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Parent and Operating Company shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     Rounding. Any financial ratios required to be maintained by Parent or Operating Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                 THE COMMITMENTS

     Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make (a) Loans to Borrowers in multiple advances, on any Business Day during the Tranche A Availability Period, in an aggregate amount not to exceed at any time outstanding the Tranche A Sublimit, and (b) Loans to Borrowers in multiple advances, on any Business Day during the Tranche B Availability Period, in an aggregate amount not to exceed at any time outstanding the Tranche B Sublimit; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender's Commitment. If all or a portion of the Outstanding Amount is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

Credit Agreement                       20

     Borrowings, Conversions, and Continuations of Loans.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrowers' irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrowers. Each Borrowing of, conversion to, or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrowers are requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion, or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted, or continued, and (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted. If Borrowers fail to specify a Type of Loan in a Loan Notice or if Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.

     (b) Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrowers, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Sections 4.01 and 4.03), Administrative Agent shall make all funds so received available to Borrowers in like funds as received by Administrative Agent either by (i) crediting the account of Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrowers.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to, or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) Administrative Agent shall promptly notify Borrowers and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrowers and Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

Credit Agreement                       21

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Loans.

     Prepayments.

     (a) Borrowers may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part; provided that
(i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (iv) if any such prepayment of Loans is of Tranche B Loans and occurs more than one hundred twenty (120) days after the Closing Date but prior to the first anniversary of the Closing Date, then Borrowers must pay to Administrative Agent for the benefit of Lenders a prepayment penalty equal to two percent (2%) of such amount prepaid. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid, and the amount of the prepayment penalty due, if any. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of Lenders in accordance with their respective Pro Rata Shares.

     (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.

     (c) Borrowers shall prepay the Loans by an amount equal to (i) one hundred percent (100%) of the Net Cash Proceeds of any Disposition by Acquisition Sub, Operating Company, or any Subsidiary of Operating Company, (ii) one hundred percent (100%) of the Net Cash Proceeds from the issuance of any bonds, debentures, notes, or other Indebtedness by Parent, Acquisition Sub, Operating Company, or any Subsidiary of Operating Company, other than with respect to Indebtedness referenced on Schedule 2.03, and (iii) one hundred percent (100%) of the Net Cash Proceeds from the issuance of any stock or other equity-linked securities issued by Parent, Acquisition Sub, Operating Company, or any Subsidiary of Operating Company, at any time after the six (6) month anniversary of the Closing Date or otherwise after an Event of Default has occurred and is continuing, other than equity issuances referenced on Schedule 2.03. If any such prepayment of Loans (other than a prepayment of Loans in connection with a Disposition permitted by Section 7.05(f)) is of Tranche B Loans and occurs more than one hundred twenty (120) days after the Closing Date but prior to the first anniversary of the Closing Date, then Borrowers shall pay to Administrative Agent for the benefit of Lenders a prepayment penalty equal to two percent (2%) of such amount prepaid.

     (d) All prepayments of principal of the Loans shall be applied first to reduce the Outstanding Amount of the Tranche A Loans and then to reduce the Outstanding Amount of the Tranche B Loans.

     Termination or Reduction of Commitments.

     (a) Borrowers may, upon notice to Administrative Agent, which notice shall be irrevocable, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate

Credit Agreement                       22

Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings exceed the Aggregate Commitments. Administrative Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Commitments.

     (b) If at any time while the Aggregate Commitments exceed the Outstanding Amount, a CMBS Borrower is extended credit pursuant to a CMBS Facility, then the Aggregate Commitments shall be permanently reduced by an amount equal to the principal amount of any credit extended to such CMBS Borrower under such CMBS Facility. If after such reduction the Total Outstandings would exceed the Aggregate Commitments, then Borrowers shall prepay the Loans in accordance with
Section 2.03(b).

     (c)  Any reduction of the Aggregate Commitments pursuant to this Section
2.04 shall be applied to the Commitment of each Lender according to its Pro Rata Share. All unused fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     Repayment of Loans. Borrowers shall repay to Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

     Interest.

     (a) Subject to the provisions of Section 2.06(b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; provided that in no event shall the interest rate on the Loans exceed the maximum rate allowed under applicable Laws.

     (b) If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     Fees.

     (a) Utilization Fee. Borrowers shall jointly and severally pay to Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to three percent (3%) per annum times the portion of the Total Outstandings, if any, on each day that exceeds fifty percent

Credit Agreement                       23

(50%) of the Aggregate Collateral Value for such day. The utilization fee shall be due and payable on each Interest Payment Date, commencing with the first such date to occur after the Closing Date, and on the Maturity Date, and shall be calculated based upon the Aggregate Collateral Value set forth in the Compliance Certificate most recently delivered pursuant to Section 6.02(b); provided that if Parent and Borrowers fail to furnish to Administrative Agent any Compliance Certificate on the date required pursuant to Section 6.02(b), and any subsequently delivered Compliance Certificate evidences a decrease in the Aggregate Collateral Value, then Borrowers shall pay to Administrative Agent, on demand, an amount equal to the difference between the utilization fee actually paid for any period and the utilization fee which should have been paid taking into account the actual Aggregate Collateral Value.

     (b)  Other Fees.

          (i) Borrowers shall pay to Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) Borrowers shall pay to Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

     Evidence of Debt. Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrowers shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     Payments Generally.

     (a) All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment, or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein)

Credit Agreement                       24
of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless Borrowers or any Lender have notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent hereunder, that Borrowers or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrowers or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

          (i) if Borrowers failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrowers to the date such amount is recovered by Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Administrative Agent's demand therefor, Administrative Agent may make a demand therefor upon Borrowers, and Borrowers shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     A notice of Administrative Agent to any Lender or Borrowers with respect to any amount owing under this Section 2.10(c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

Credit Agreement                       25

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions, and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     Collateral; Guaranties.

     (a) Pledge Agreements and Mortgages. As security for the payment and performance of the Obligations, on or prior to the Closing Date, Administrative Agent shall receive, for the benefit of the Lenders, a first priority perfected security interest in, and Lien upon (i) the stock or other equity ownership interests of CNL Rose GP Corp., Acquisition Sub, Borrowers, and all now existing or hereafter arising direct Subsidiaries of Acquisition Sub and Operating Company (including the Subsidiaries listed on Schedule 2.12(i)); provided that each such Lien shall be limited to the extent required to comply with all agreements governing existing Indebtedness of Subsidiaries of Operating Company, and (ii) the Collateral Properties listed on Schedule 2.12(ii).

     (b) Guaranties. Each of the Guarantors shall execute and deliver to Administrative Agent the Guaranty, pursuant to which such Guarantors shall guaranty payment and performance of the Obligations.

     (c) Further Assurances. Parent and Borrowers hereby agree to execute and deliver, and to cause to be executed and delivered, to Administrative Agent, at Borrowers' sole cost and expense, such replacement guaranties, financing or continuation statements, third party consents, and such other amendments, agreements, documents, assignments, statements, or instruments as Administrative Agent may from time to time reasonably request to evidence, perfect, or otherwise implement the security for performance and repayment of the Obligations. All of the foregoing shall be reasonably satisfactory in form and substance to Administrative Agent.

Credit Agreement                       26

     (d) Initial Release of CMBS Collateral Properties. Upon receipt by Administrative Agent of one hundred percent (100%) of the Net Cash Proceeds of the initial CMBS Facility, which proceeds shall be applied to the Obligations in accordance with Section 2.03(d) and Section 8.03, Administrative Agent shall release its Liens on the CMBS Collateral Properties which secure such CMBS Facility so long as (i) at the time of such release no Default or Event of Default exists or would result therefrom, (ii) at least the lesser of (A) $250,000,000 (from sources other than the capital contribution required in Section 4.01(a)(xx)) and (B) an amount equal to the then outstanding Obligations is applied as a prepayment of the Obligations, and (iii) after giving effect to such release, Borrowers are in compliance with Section 7.17.

     (e) Subsequent Release of CMBS Collateral Properties. Upon receipt by Administrative Agent of one hundred percent (100%) of the Net Cash Proceeds of any CMBS Facility closing after the initial CMBS Facility referenced in Section 2.12(d) above, which proceeds shall be applied to the Obligations in accordance with Section 2.03(d) and Section 8.03, Administrative Agent shall release its Liens on the CMBS Collateral Properties which secure such CMBS Facility so long as (i) at the time of such release no Default or Event of Default exists or would result therefrom, and (ii) after giving effect to such release, Borrowers are in compliance with Section 7.17.

     (f)  Other Collateral Property Releases.

          (i) Upon receipt by Administrative Agent of the Net Cash Proceeds (or such greater amount required by Section 7.05(f)) from the sale of any Collateral Property permitted by Section 7.05(f), Administrative Agent shall release its Lien on such Collateral Property.

          (ii) Upon the written request of Borrowers to Administrative Agent, Administrative Agent shall release its Lien on any Excluded Collateral Property so long as at the time of such release, no Default or Event of Default exists or would result therefrom.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     Taxes.

     (a) Any and all payments by Borrowers to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes "). If Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment,

Credit Agreement                       27

Borrowers shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement, or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrowers shall also pay to Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d)  Borrowers agree to indemnify Administrative Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c), and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within thirty (30) days after the date the Lender or Administrative Agent makes a demand therefor.

     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrowers through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrowers and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion

Credit Agreement                       28
to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least fifteen (15) days' prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

     Funding Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, or expense incurred by them as a result of:

     (a) any continuation, conversion, payment, or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue, or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrowers; or

Credit Agreement                       29

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrowers pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrowers to Lenders under this
Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     Matters Applicable to all Requests for Compensation.

     (a) A certificate of Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, Borrowers may replace such Lender in accordance with Section 10.16.

     Survival. All of Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                       CONDITIONS PRECEDENT TO BORROWINGS

     Conditions of Initial Borrowing. The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

     (a) Administrative Agent's receipt of the following (except to the extent otherwise set forth on Schedule 6.23), each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, the Pledge Agreements, and the Guaranty, sufficient in number for distribution to Administrative Agent, each Lender, and Borrowers;

          (ii) a Note executed by Borrowers in favor of each Lender requesting a Note;

          (iii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority, and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

Credit Agreement                       30

          (iv) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (v) a favorable opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., counsel to the Loan Parties, and such other local counsel opinions as Administrative Agent shall request, all addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

          (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses, and approvals required in connection with the execution, delivery, and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, and such consents, licenses, and approvals shall be in full force and effect, or (B) stating that no such consents, licenses, or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) and Section 4.03 have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (viii) evidence that all amounts due and payable under the Existing Credit Agreement have been indefeasibly paid in full, all letters of credit issued thereunder have been canceled or cash collateralized, and commitments to lend thereunder are terminated concurrently with the Closing Date and that all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

          (ix)    the insurance policies satisfying the requirements of Section
     6.07;

          (x) an Acceptable Appraisal of each Collateral Property made within thirty (30) days prior to the date of this Agreement;

          (xi) (A) two (2) prints of an original survey of each Collateral Property and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to Administrative Agent and the Title Insurer, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) and otherwise complying with Exhibit E to the extent required by Administrative Agent and the Title Insurer; and (B) a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Disaster Protection Act of 1973, as amended, or evidence satisfactory to Administrative Agent that none of the Collateral Properties are located in a flood hazard area;

          (xii) true and correct copies of all existing Plans within the possession or control of the Loan Parties or any Operating Lessee which is an Affiliate of a Loan Party (including the site plan) requested by Administrative Agent, together with evidence satisfactory to Administrative Agent that the same comply in all material respects to applicable requirements of Governmental Authorities;

Credit Agreement                       31

          (xiii) (A) true and correct copies of all material leases (other than the Operating Leases and the Ground Leases) and subleases, and guarantees thereof; (B) estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), dated within thirty (30) days prior to this Agreement and in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent requires; (C) evidence of each Borrower's compliance with the leases delivered pursuant to clause (A) above; and (D) evidence of the tenants' approval of all matters requiring their approval relating to the Merger Transactions and the Loans;

          (xiv) evidence satisfactory to Administrative Agent that no portion of any Collateral Property is "wetlands" under any applicable Law and no Collateral Property contains nor is within or near any area designated as a hazardous waste site by any Governmental Authority, that no Collateral Property nor any adjoining property contains or has ever contained any Hazardous Material under any Law pertaining to health or the environment, and that no Collateral Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law pertaining to health or the environment including without limitation, a written report of an environmental assessment of each Collateral Property, made within thirty (30) days prior to the date of this Agreement, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent's established guidelines, showing that there is no evidence of any Hazardous Material which has been generated, treated, stored, released, or disposed of in any Collateral Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent;

          (xv) (A) evidence that each Collateral Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect such Collateral Property; (B) evidence that all applicable zoning ordinances, restrictive covenants, and Laws affecting each Collateral Property permit the use for which such Collateral Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (C) evidence that each Collateral Property and Improvements comply and will comply with all Laws regarding subdivision and platting and would so comply if such Collateral Property and the Improvements thereon were conveyed as a separate parcel; and (D) evidence of compliance by Borrowers and each Collateral Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Laws as Administrative Agent may request, including all Laws regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. (S) 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. (S) 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. (S) 794), and any applicable state requirements;

          (xvi) evidence (A) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over any Collateral Property or any portion thereof; (B) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority; and (C) that each Collateral Property is a separate tax lot or lots with separate assessment or assessments of the Collateral Property and Improvements,

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

     independent of any other Collateral Property or improvements and that each Collateral Property is a separate legally subdivided parcel;

          (xvii) executed, acknowledged, and/or sworn to as required counterparts of the Mortgages, which shall have been delivered to the Title Insurer and released for recordation in the official records of the city or county in which each Collateral Property is located, and UCC-1 financing statements which shall have been furnished for filing in all filing offices that Administrative Agent may require;

          (xviii) an ALTA title insurance policy or unconditional "mark up" commitment for such title insurance policy (or a title insurance policy promulgated by the Laws of the state in which each respective Collateral Property is located if an ALTA insurance policy is not available), issued by the Title Insurer (which shall be approved by Administrative Agent) in the amount of the Aggregate Commitments plus any other amount secured by the applicable Mortgage, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, along with such available endorsements as Administrative Agent shall reasonably request, insuring without exclusion or exception (if permitted) for creditors' rights that the applicable Mortgage constitutes a valid lien covering such Collateral Property and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and as satisfactory to Administrative Agent with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrowers shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmens' liens to the extent authorized under applicable title insurance rules, and Borrowers shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Collateral Properties and Improvements is vested in Borrowers; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title insurance rules, and Borrowers shall satisfy all requirements therefor; insuring any easements, leasehold estates, or other matters appurtenant to or benefiting each Collateral Property and/or the Improvements as part of the insured estate; insuring the right of access to each Collateral Property to the extent authorized under applicable title insurance rules, and Borrowers shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent regarding advances and/or readvances of Loan funds after closing. Borrowers and Borrowers' counsel shall not have any interest, direct or indirect, in the Title Insurer (or its agent) or any portion of the premium paid for the Title Insurance;

          (xix) (A) evidence that immediately prior to the Closing Date and as of the time the Mortgages will be filed for record: (I) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to any Collateral Property has been filed for record in the county where such Collateral Property is located; and (II) no mechanic's or materialman's lien claim or notice, lis pendens, judgment, or other claim or encumbrance against such Collateral Property has been filed for record in the county where the Collateral Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding such Collateral Property; (B) a certificate or certificates of a reporting service

Credit Agreement                       33
     acceptable to Administrative Agent, reflecting the results of searches made not earlier than forty-five (45) days prior to the date of this Agreement,
     (I) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Obligations or against Borrowers otherwise except as consented to by Administrative Agent; and
     (II) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrowers;

          (xx) evidence that a net capital contribution of equity in an amount equal to or greater than $255,000,000 shall have been made to Acquisition Sub or its Subsidiaries for use to pay a portion of the REIT Merger Consideration under the Merger Agreement;

          (xxi) to the extent deemed necessary by Administrative Agent, an executed REA estoppel letter from each party to any REA for any applicable Collateral Property;

          (xxii) a true and correct copy of each Management Agreement with respect to each Collateral Property;

          (xxiii) (A) a true and correct copy of each Franchise Agreement with respect to each Collateral Property and (B) a franchisor estoppel / comfort letter executed by each Franchisor;

          (xxiv) (A) a true and correct copy of each Ground Lease and (B) a fully executed ground lessor estoppel from each ground lessor under each Ground Lease reflecting that no such Ground Lease may be canceled, terminated, surrendered, or amended without prior written consent of Administrative Agent;

          (xxv) (A) a true and correct copy of each Operating Lease, (B) a fully executed Operating Lessee estoppel from the Operating Lessee under each Operating Agreement, and (C) a fully executed subordination agreement from each Operating Lessee which is an Affiliate of a Loan Party under its Operating Agreement and a fully executed subordination and non-disturbance agreement from each other Operating Lessee under its Operating Agreement;

          (xxvi) such other assurances, certificates, documents, consents, or opinions as Administrative Agent or the Required Lenders reasonably may require; and

          (xxvii) a completed and executed pro forma Compliance Certificate dated as of March 31, 2003.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by Administrative Agent, Borrowers shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent).

     Conditions to all Borrowings. The obligation of each Lender to honor any Borrowing request (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time

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

under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c), and (d), respectively, of Section 6.01.

     (b)  No Default shall exist, or would result from such proposed Borrowing.

     (c) If requested by Administrative Agent, Administrative Agent shall receive such down date endorsements or other assurances from the Title Insurer with respect to the Title Insurance as Administrative Agent shall require regarding advances of Loans.

     Special Conditions. The obligation of each Lender to make its initial Loan hereunder is subject to the additional conditions precedent that, on or before the date of the initial Loans:

     (a) Contemporaneously with the making of the initial Loans, the Merger Transactions shall have occurred;

     (b) The representations and warranties set forth in the Loan Documents are true and correct in all material respects, immediately prior to, and after giving effect to, the Merger Transactions;

     (c) Administrative Agent and its legal counsel shall have received, and be reasonably satisfied with, the Transaction Documents, including purchase and sale documentation, covenants not to compete, indemnities, and opinions of counsel (which shall provide customary assurances regarding the legal status and authority, the validity and enforceability of the transaction, and other matters), which opinions of counsel may be relied upon by Administrative Agent and Lenders;

     (d) The execution, delivery, and performance of the Loan Documents, and the making of Loans, will not violate, conflict with, or breach any terms or provisions governing the Senior Notes; and

     (e) Administrative Agent shall have received evidence that Parent has received the CMBS Engagement Letter.

     Each Borrowing request (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) and Section
4.03 have been satisfied on and as of the date of the applicable Borrowing.

                         REPRESENTATIONS AND WARRANTIES

Parent and Borrowers represent and warrant to Administrative Agent and Lenders that:

     Existence, Qualification, and Power; Compliance with Laws. Parent and each RFS Company (a) is a corporation, partnership, or limited liability company duly organized or formed, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents, and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease, or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all

Credit Agreement                       35

Laws; except in each case referred to in clause (b)(i), (c), or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Authorization; No Contravention. The execution, delivery, and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ, or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law.

     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid, and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of Operating Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and
(iii) show all material indebtedness and other liabilities, direct or contingent, of Operating Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments, and Indebtedness.

     (b) The unaudited consolidated financial statements of (i) Operating Company and its Subsidiaries dated as of March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity, and cash flows for the fiscal quarter ended on that date, and (ii) Parent and its Subsidiaries dated as of March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity, and cash flows for the fiscal quarter ended on that date (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of Operating Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims, or disputes pending or, to the knowledge of Parent or any RFS Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any

Credit Agreement                       36

Governmental Authority, by or against Parent or any RFS Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     No Default. Neither Parent nor any RFS Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     Ownership of Property; Liens.

Parent and each RFS Company has good record and marketable title in fee simple to, or valid leasehold interests in, all Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Collateral Properties of each Borrower are not subject to any Liens, other than Liens permitted by Section 7.01.

     Environmental Representations.

     (a) Parent and each RFS Company conduct in the ordinary course of business a review of the effect of Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations, and properties, and as a result thereof Parent and each RFS Company have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to cause a Material Property Event.

     (b) After due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on any Properties or elsewhere in connection with any activity on such Properties, without regard to whether Administrative Agent or any Lender has or hereafter obtains any knowledge or report of the environmental condition of the Properties, except as may be indicated in the environmental assessment reports delivered to Administrative Agent prior to the Closing Date in connection with its due diligence investigations in connection with the Loans: (a) during the period of Parent's or any RFS Company's ownership of the Properties, the Properties have not been used for industrial or manufacturing purposes, for landfill, dumping, or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling, or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could give rise to a Material Property Event; to Parent's and each RFS Company's knowledge, no such use of the Properties occurred at any time prior to the period of Parent's or any RFS Company's ownership of the Properties; and to Parent's and each RFS Company's knowledge, no such use on any adjacent property occurred at any time prior to the date hereof which could reasonably be expected to cause a Material Property Event; (b) to Parent's knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Properties which could reasonably be expected to cause a Material Property Event; (c) neither Parent nor any RFS Company has received any notice and has no knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on its Properties or any adjacent property or concerning whether any condition, use or activity on the Property or any adjacent property is in violation of any Environmental Requirement; (d) the present conditions, uses, and activities on the Properties do not violate any Environmental Requirement and the use of the Properties which Parent or any RFS Company (and each tenant and subtenant, if any) makes and intends to make of the Properties complies and will comply with all applicable Environmental Requirements; (e) the Properties do not appear on and to Parent's and each RFS Company's knowledge have never been on the National Priorities List, any federal or state "superfund" or "superlien" list, or any

Credit Agreement                       37
other list or database of properties maintained by any local, state, or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (f) neither Parent nor any RFS Company has ever applied for and been denied environmental impairment liability insurance coverage relating to any Property; and (g) neither Parent or any RFS Company has, nor have, to Parent's and each RFS Company's knowledge, any tenants or subtenants, obtained any permit or authorization to construct, occupy, operate, use, or conduct any activity on any of the Properties by reason of any Environmental Requirement.

     Insurance. The properties of Parent and each RFS Company are insured with financially sound and reputable insurance companies not Affiliates of Parent or any RFS Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent or each RFS Company operates.

     Taxes. Parent and each RFS Company have filed all Federal, state, and other material tax returns and reports required to be filed, and have paid all Federal, state, and other material taxes, assessments, fees, and other governmental charges levied or imposed upon them or their properties, income, or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or which if not paid could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Parent or any RFS Company that would, if made, have a Material Adverse Effect.

     ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Parent, nothing has occurred which would prevent, or cause the loss of, such qualification. Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of Parent, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c)  (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     (d) (i) neither Parent nor any RFS Company is, nor will be (A) a Pension Plan; or (B) a "plan" within the meaning of Section 4975(e) of the Code; (ii) the assets of Parent and its Subsidiaries do

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

not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. (S)2510.3-101;
(iii) neither Parent nor any RFS Company is, nor will be a "governmental plan" within the meaning of Section 3(32) of ERISA; (iv) transactions by or with Parent or any RFS Company are not and will not be subject to state statutes applicable to Parent and any RFS Company regulating investments of fiduciaries with respect to governmental plans; and (v) neither Parent nor any RFS Company shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent or any Lender of any of its rights under this Agreement, any Note, or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Parent further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 5.12 as Administrative Agent may from time to time request.

     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) Neither Parent nor any RFS Company is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between either Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

     (b) None of Parent, any RFS Company, any Person Controlling Parent or Controlling any RFS Company (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate " of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     Disclosure. Parent and each RFS Company have disclosed to Administrative Agent and Lenders all agreements, instruments, and corporate or other restrictions to which it or any RFS Company is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate, or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     Compliance with Laws. Parent and each RFS Company are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions, and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Tax Shelter Regulations. Neither Borrower intends to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event either Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If a Borrower so notifies Administrative Agent, Borrowers

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

acknowledge that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     Intellectual Property; Licenses; Etc. Parent and each RFS Company own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Parent, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by Parent or its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Parent, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Drainage/Condemnation/Zoning. The Improvements have not been damaged and not repaired and are not the subject of any pending or threatened condemnation or adverse zoning proceeding, except as could not reasonably be expected to cause a Material Property Event or as specifically disclosed to Administrative Agent in writing as of the Closing Date.

     Property Condition. Except as otherwise disclosed to Administrative Agent in writing (a) all Collateral Properties comply with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property except where the failure to comply could not reasonably be expected to cause a Material Property Event, (b) the Improvements comply with all Laws regarding access and facilities for handicapped or disabled persons except where the failure to comply could not reasonably be expected to cause a Material Property Event, (c) neither Parent nor any RFS Company has directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to any Collateral Properties, including those arising under any zoning or property use ordinance or other Law, (d) all utility services necessary for the use of the Collateral Properties and the Improvements and the operation thereof for their intended purpose are satisfactory, (e) except as otherwise provided for in the Loan Documents, neither Parent nor any RFS Company has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to Liens on the Collateral Properties, and (f) the current and anticipated use of the Collateral Properties complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting the Collateral Properties without the existence of any variance, non-complying use, nonconforming use, or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Law or regulation exists with respect thereto except where the failure to comply could not reasonably be expected to cause a Material Property Event.

     Representations Concerning Leases. Borrowers have delivered to Administrative Agent a true and correct copy of any major tenant leases and each guarantee thereof (if any), affecting any material part of the Improvements and in the possession or control of Parent, any of its Subsidiaries, or any Operating Lessee which is an Affiliate of a Loan Party and have delivered all Operating Leases and Ground Leases, together with property-level financial information for the Collateral Properties, and no such Operating Lease, Ground Lease, or other lease or guarantee contains any option to purchase all or any portion of the Collateral Properties or any interest therein or contains any right of first refusal relating to any sale of the Collateral Properties or any portion thereof or interest therein.

     Contracts and Plans. The copy of any construction, architectural design, management, brokerage, or contract relating to the Collateral Properties furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, that the copies of the Plans delivered to

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Administrative Agent are and shall be true and complete copies of the Plans as are in the possession or control of Parent, any of its Subsidiaries, or any Operating Lessee which is an Affiliate of a Loan Party, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrowers' respective interests therein are not subject to any claim, setoff, or encumbrance, except as disclosed to Administrative Agent in writing.

     Condemnation. No Condemnation or other proceeding has been commenced or, to Parent's and Borrowers' knowledge, is threatened or contemplated with respect to all or any portion of the Collateral Properties or for the relocation of roadways providing access to the Collateral Properties except where such Condemnation or other proceeding could not reasonably be expected to cause a Material Property Event.

     Reciprocal Agreements.

     (a) Neither Borrower is currently in default in any respect (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and each REA remains unmodified and in full force and effect except where such failure could not reasonably be expected to cause a Material Property Event.

     (b) All sums due and owing by either Borrower to the other parties to each REA (or by the other parties to each REA to either Borrower) pursuant to the terms of such REA, have been paid, are current, and no lien has attached on any Collateral Property (or threat thereof been made) for failure to pay any of the foregoing except where such failure could not reasonably be expected to cause a Material Property Event.

     Management Agreements. Each Management Agreement is in full force and effect and there is no default or terminating event thereunder by any party thereto and, to Parent's and Borrowers' knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default or terminating event thereunder except for such defaults or terminating events specifically disclosed to Administrative Agent in writing as of the Closing Date or which could not reasonably be expected to cause a Material Property Event. No management fees under any Management Agreement are accrued and unpaid except as provided or permitted under the express terms of a Management Agreement.

     Franchise Agreements. Each Franchise Agreement is in full force and effect and there is no default or terminating event thereunder by any party thereto and, to Parent's and Borrowers' knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default or terminating event thereunder except for such defaults or terminating events specifically disclosed to Administrative Agent in writing as of the Closing Date or which could not reasonably be expected to cause a Material Property Event. As of the date hereof, no unpaid fees are due and payable under any Franchise Agreement, including, without limitation, all franchise fees, reservation fees, and royalties.

     Ground Lease Representations.

     (a)  Each Ground Lease is in full force and effect.

     (b) There are no defaults or terminating events under any Ground Lease by Borrowers, or, to Parent's and Borrowers' knowledge, any ground lessor thereunder, and, to Parent's and Borrowers' knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under any Ground Lease except for such defaults or terminating events

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

specifically disclosed to Administrative Agent in writing as of the Closing Date or which could not reasonably be expected to cause a Material Property Event.

     (c) All rents, additional rents, and other sums due and payable under each Ground Lease have been paid in full.

     (d) Neither Borrower nor the ground lessor under any Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease which could not reasonably be expected to cause a Material Property Event.

     (e) Each Ground Lease or a memorandum thereof has been duly recorded. Each Ground Lease permits the interest of Borrowers to be encumbered by a mortgage.

     (f) Borrowers' interest in each Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the related Mortgage other than the ground lessor's related fee interest and Liens for taxes not yet due and payable and as otherwise set forth in the Title Insurance.

     (g) Borrowers' interest in each Ground Lease is assignable to Administrative Agent upon notice to, but without the consent of, the ground lessor thereunder (or, if any such consent is required, it has been obtained prior to the date hereof) except to the extent non-assignability could not reasonably be expected to cause a Material Property Event.

     5.27 Solvency. Each Loan Party is, and after giving effect to the Loans, will be, Solvent.

     5.28 Operating Leases.

     (a) Each Operating Lease is in full force and effect and has not been modified or amended in any manner whatsoever (with the exception of written instruments which have been recorded).

     (b) There are no defaults or terminating events under any Operating Lease by Borrowers, or, to Parent's and Borrowers' knowledge, the Operating Lessee thereunder, and, to Parent's and Borrowers' knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under any Operating Lease except for such defaults or terminating events specifically disclosed to Administrative Agent in writing as of the Closing Date or which could not reasonably be expected to cause a Material Property Event.

     (c) All rents, additional rents, and other sums due and payable under each Operating Lease have been paid in full.

     (d) Neither Borrower nor the Operating Lessee under any Operating Lease has commenced any action or given or received any notice for the purpose of terminating such Operating Lease which could not reasonably be expected to cause a Material Property Event.

     5.29 Knowledge. Each representation or warranty made in Sections 5.09, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, and 5.28 with respect to any Property shall be, to the extent not already specified, deemed made to the best of Parent's and each RFS Company's knowledge after due inquiry. Such knowledge of any RFS Company shall be based upon the new officers and representative individuals therefore as of the Closing Date, and shall not be imputed from any knowledge of the prior representatives.

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                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations hereunder shall remain unpaid or unsatisfied:

     Financial Statements. Parent and Operating Company shall deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Operating Company, a consolidated balance sheet of Operating Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (b) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (c) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Operating Company, a consolidated balance sheet of Operating Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Operating Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Operating Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of Operating Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

     (d) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Parent's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

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     (e)  from time to time promptly after Administrative Agent's request, such additional information, reports, and statements respecting the Collateral Properties and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.

As to any information contained in materials furnished pursuant to Section 6.02, Parent and/or Operating Company shall not be separately required to furnish such information under clauses (a), (b), (c), or (d) above, but the foregoing shall not be in derogation of the obligations of Parent and/or Operating Company to furnish the information and materials described in clauses (a) through (d) above at the times specified therein.

     Certificates; Other Information. Parent and Borrowers shall deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a certificate of independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b), (c) and (d), a duly completed Compliance Certificate signed by a Responsible Officer of Parent or Operating Company, as applicable;

     (c) promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters, or major recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent or Operating Company by independent accountants in connection with the accounts or books of Parent, Operating Company, or any Subsidiary of Operating Company, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy, or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic, and special reports and registration statements which Parent or Operating Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (e) promptly after either Borrower has notified Administrative Agent of any intention by such Borrower to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

     (f) promptly, such additional information regarding the business, financial, or corporate affairs of Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Sections 6.01(a) through (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent, Operating Company, or either Borrower, as applicable, posts such documents, or provides a link thereto on it's website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on Parent's, Operating Company's, or either Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and Administrative Agent have access (whether a

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

commercial, third-party website, or whether sponsored by Administrative Agent); provided that: (i) paper copies of such documents shall be provided to Administrative Agent or any Lender that requests delivery of such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Parent, Operating Company, or either Borrower, as applicable, shall notify (which may be by facsimile or electronic mail) Administrative Agent and each Lender of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Parent and Operating Company shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to Administrative Agent and each of the Lenders. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent, Operating Company, or either Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Notices.

        Notice Requirements. Parent and Borrowers shall promptly notify Administrative Agent and each Lender of:

        (a) the occurrence of any Default;

        (b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Parent or any RFS Company,
(ii) any dispute, litigation, investigation, proceeding, or suspension between Parent or any RFS Company and any Governmental Authority, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Parent or any RFS Company, including pursuant to any applicable Environmental Laws;

        (c) the occurrence of any ERISA Event;

        (d) any material change in accounting policies or financial reporting practices by Parent or any RFS Company;

        (e) any litigation, arbitration, or governmental investigation or proceeding instituted or threatened against any Collateral Property, and any material development therein;

        (f) any actual or threatened condemnation of any material portion of any Collateral Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Collateral Property;

        (g) any labor controversy pending or threatened against Parent, any RFS Company, or any material contractor, and any material development in any labor controversy;

        (h) any notice received by either Borrower with respect to the cancellation, alteration, or non-renewal of any required insurance coverage maintained with respect to any Collateral Property;

        (i) any required and material permit, license, certificate, or approval with respect to the Collateral Property lapses or ceases to be in full force and effect;

        (j) any claim from any person that any Collateral Property, or any use, activity, operation, or maintenance thereof or thereon, is not in material compliance with any Law; or

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

        (k) any Disposition of any Property by any RFS Company other than as permitted by Sections 7.05(a), (b), or (c).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Parent setting forth details of the occurrence referred to therein and stating what action Parent or any RFS Company, as applicable, have taken and proposes to take with respect thereto. Each notice pursuant to
Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

        Payment of Obligations. Parent and Borrowers shall, and shall cause each other RFS Company to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments, and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Parent or any RFS Company, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        Preservation of Existence, Etc. Parent and Borrowers shall, and shall cause each other RFS Company to, (a) preserve, renew, and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges, permits, licenses, and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names, and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        Maintenance of Properties. Parent and Borrowers shall, and shall cause each other RFS Company to, (a) maintain, preserve, and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Maintenance of Insurance. (a) Parent and Borrowers shall, and shall cause each other RFS Company to, obtain and maintain, or cause to be maintained, at all times insurance for itself and its Properties under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), in form and substance acceptable Administrative Agent. Any new Policies for Collateral Properties shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better by at least two (2) debt rating agencies, one of which must be S&P or such other debt rating agencies approved by Administrative Agent. The Policies for Collateral Properties shall designate Administrative Agent and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Administrative Agent. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent, renewal Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due thereunder (the "Insurance Premiums") shall be delivered by Borrowers to Administrative Agent.

        (b) All Policies provided for or contemplated by Section 6.07(a) with respect to Collateral Properties shall name the applicable Borrower as the insured and Administrative Agent as the additional insured, as its interests may appear, and in the case of property damage, boiler, and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in

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favor of Administrative Agent providing that the loss thereunder shall be payable to Administrative Agent. Administrative Agent shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

        (c) All Policies for Collateral Properties provided for in Section 6.07(a) with respect to Borrowers or the Collateral Properties shall contain clauses or endorsements to the effect that:

             (i) no act or negligence of the applicable Borrower, or anyone acting for such Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;

             (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty
(30) days' prior written notice to Administrative Agent and any other party named therein as an additional insured;

             (iii) the issuers thereof shall give written notice to Administrative Agent if the Policies have not been renewed thirty (30) days prior to its expiration; and

             (iv) the Policies do not contain an exclusion for acts of terror or similar acts of sabotage.

        (d) If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, without notice to Borrowers, to take such action as Administrative Agent deems necessary to protect its interest in the Collateral Properties, including, without limitation, obtaining such insurance coverage as Administrative Agent in its sole discretion deems appropriate. All premiums incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Administrative Agent upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

        Compliance with Laws. Parent and Borrowers shall, and shall cause each other RFS Company to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions, and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        Books and Records. Parent and Borrowers shall, and shall cause each other RFS Company to, maintain proper books of record and account, in which full, true, and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent or RFS Companies, as the case may be.

        Inspection Rights. Parent and Borrowers shall, and shall cause each other RFS Company to, permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect their respective Properties and any materials at any reasonable time (unless they deem such inspection is of an emergency nature, in which event Parent and Borrowers shall provide them with immediate access to the Properties) to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances, and accounts with its directors, officers, and independent public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice

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

to Parent and Borrowers; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and without advance notice. Parent and Borrowers will furnish to Administrative Agent and its agents for inspection and copying, all Plans, shop drawings, specifications, books, and records, and other documents and information in their possession or control that Administrative Agent may reasonably request from time to time.

        Use of Proceeds. Parent and Borrowers shall, and shall cause each other RFS Company to, (a) use the proceeds of the Tranche A Loans (i) to refinance the outstanding principal amount of existing Indebtedness of Operating Company under the Existing Credit Agreement and to redeem or with Administrative Agent's prior written consent acquire a portion of the Senior Notes, (ii) to distribute to pay a portion of the consideration for the Merger Transactions, (iii) to distribute to Parent, Acquisition Sub, and/or Operating Company to pay fees and expenses incurred in connection with the Merger Transactions in an amount not to exceed $60,000,000, and (iv) for other lawful purposes in an amount not to exceed the difference between $145,000,000 and the amount of the initial Loan made on the Closing Date, and (b) distribute the proceeds of the Tranche B Loans to Operating Company to redeem or with Administrative Agent's prior written consent acquire a portion of the Senior Notes.

        Other Property Information. Parent and Borrowers shall furnish to Administrative Agent from time to time upon Administrative Agent's request budgets of each Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the Collateral Properties and such other information in their possession or control or in the possession or control of an Operating Lessee which is an Affiliate of any Loan Party relating to the Improvements or the Collateral Properties.

        Reports and Testing. Parent and Borrowers shall promptly (a) deliver to Administrative Agent copies of all reports, studies, inspections, and tests made on the Collateral Properties, the Improvements, or any materials to be incorporated into the Improvements, and (b) make such additional tests on the Collateral Properties, the Improvements, or any materials to be incorporated into the improvements as Administrative Agent reasonably requires. Borrowers shall immediately notify Administrative Agent of any report, study, inspection, or test that indicates any material adverse condition relating to the Collateral Properties, the Improvements, or any such materials which reasonably could result in a Material Property Event.

        Environmental Matters. Parent and Borrowers shall, and shall cause each other RFS Company to:

        (a) Violations. Not cause, commit, permit, or allow to continue (i) any violation of any Environmental Requirement which could reasonably be expected to cause a Material Property Event: (A) by either Borrower or by any Person; and
(B) by or with respect to the Collateral Properties or any use of or condition or activity on the Collateral Properties, or (ii) the attachment of any environmental liens to the Collateral Properties. Neither Borrower will place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material or storage tank (or similar vessel) on the Collateral Properties and will keep the Collateral Properties free of Hazardous Material to the extent such action could reasonably be expected to cause a Material Property Event.

        (b) Notice to Administrative Agent. Promptly deliver to Administrative Agent a copy of each report pertaining to any Collateral Property or to either Borrower prepared by or on behalf of such Borrower pursuant to any Environmental Requirement. Borrowers shall immediately advise Administrative Agent in writing of any Environmental Claim or of the discovery of any Hazardous

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Material on any Collateral Property, as soon as either Borrower first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

        (c) Site Assessments and Information. If Administrative Agent shall ever have reason to believe that any Hazardous Material affects any Collateral Property, or if any Environmental Claim is made or threatened, if requested by Administrative Agent, at Borrowers' expense, provide to Administrative Agent from time to time, in each case within thirty (30) days after Administrative Agent's request, an Environmental Assessment (hereinafter defined) made after the date of Administrative Agent's request. As used in this Agreement, the term "Environmental Assessment" means a report (including all drafts thereof) of an environmental assessment of such Collateral Property and of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request, by a consulting firm acceptable to Administrative Agent and made in accordance with Administrative Agent's established guidelines. Borrowers will cooperate with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Borrowers to facilitate the completion of the Environmental Assessment. If Borrowers fail to furnish Administrative Agent within ten (10) days after Administrative Agent's request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if Borrowers fail to furnish to Administrative Agent such Environmental Assessment within thirty (30) days after Administrative Agent's request, Administrative Agent may cause any such Environmental Assessment to be made at Borrowers' expense and risk. Administrative Agent and its designees are hereby granted access to the Collateral Properties at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to interested parties any information Administrative Agent ever has about the environmental condition or compliance of the Collateral Properties, but shall be under no duty to disclose any such information except as may be required by Law. Administrative Agent shall be under no duty to make any Environmental Assessment of the Collateral Properties, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Collateral Properties, or that there has been or shall be compliance with any Environmental Requirement, nor shall Borrowers or any other person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent's request. Neither Administrative Agent nor any Lender owes any duty of care to protect Borrowers or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Collateral Properties.

        (d) Remedial Actions. If any Hazardous Material is discovered on any Collateral Property at any time and regardless of the cause, (i) promptly at Borrowers' sole risk and expense remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under the applicable Borrower's name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of such Collateral Property as contemplated by the Loan Documents, and provide Administrative Agent with satisfactory evidence thereof, and (ii) if requested by Administrative Agent, provide to Administrative Agent within thirty (30) days of Administrative Agent's request a bond, letter of credit, or other financial assurance evidencing to Administrative Agent's satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by subsection (i) preceding and to discharge any assessments or liens established against such Collateral Property as a result of the presence of the Hazardous Material on the Collateral Property. Within fifteen (15) days after completion of such remedial actions, Borrowers shall obtain and deliver to Administrative Agent an Environmental Assessment of such Collateral Property

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

made after such completion and confirming to Administrative Agent's satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Collateral Property or any adjacent property, or of violation of any Environmental Requirement, with respect to any such Hazardous Material. Administrative Agent on behalf of Lenders may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from the Collateral Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if Borrowers fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Administrative Agent (without limitation of the rights of Administrative Agent on behalf of Lenders to declare an Event of Default and to exercise all rights and remedies available by reason thereof); and Administrative Agent and its designees are hereby granted access to the Collateral Properties at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

        Contracts. Parent and Borrowers shall, and shall cause each other RFS Company to, perform all of their obligations under any construction, architectural design, management, brokerage, or contract relating to the Properties unless the failure to perform could not reasonably be expected to cause a Material Property Event.

        Casualty. If any Collateral Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrowers shall give prompt notice of such damage to Administrative Agent and shall promptly cause Operating Lessee of such Collateral Property to commence and diligently prosecute the Restoration of such Collateral Property in accordance with Section 6.18, so long as Administrative Agent makes any Net Proceeds available pursuant to Section 6.18. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Administrative Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrowers. Borrowers shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Administrative Agent; provided, however, if an Event of Default has occurred and is continuing, Administrative Agent shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

        Condemnation. Borrowers shall promptly cause each Operating Lessee to give Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of any Collateral Property of which any Operating Lessee has knowledge and cause such Operating Lessee to deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings, and Borrowers shall from time to time deliver to Administrative Agent all instruments requested by it to permit such participation. Borrowers shall, at their expense, cause Operating Lessee to diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys, and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Obligations at the time and in the manner provided for herein and the Obligations shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Administrative Agent shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein. If any Collateral Property or any portion thereof is taken by a condemning authority, Borrowers shall or shall cause the Operating Lessee thereof to promptly commence and diligently prosecute the Restoration of such Collateral Property and otherwise comply with the provisions of Section 6.18, provided that Administrative Agent makes any Net Proceeds available pursuant to Section 6.18(b). If any Collateral Property is sold, through foreclosure or otherwise,

Credit Agreement                       50
prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment shall have been sought, recovered, or denied, to receive the Award, or a portion thereof sufficient to pay the Obligations.

        Restoration. The following provisions shall apply in connection with the Restoration of any Collateral Property:

        (a) If the Net Proceeds shall be less than $5,000,000 and the costs of completing the Restoration shall be less than $5,000,000, the Net Proceeds will be disbursed by Administrative Agent to Borrowers upon receipt, provided that all of the conditions set forth in Section 6.18(b)(i) are met and Borrowers deliver to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

        (b) If the Net Proceeds are equal to or greater than $5,000,000 or the costs of completing the Restoration are equal to or greater than $5,000,000, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.18. The term "Net Proceeds" for purposes of this Section 6.18 shall mean: (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 6.07 as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Insurance Proceeds"); or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

            (i) The Net Proceeds shall be made available to Borrowers and the applicable Operating Lessee for Restoration provided that each of the following conditions are met:

            (A)  no Default shall have occurred and be continuing;

            (B)  (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Collateral Property has been damaged, destroyed, or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Collateral Property is taken, such land is located along the perimeter or periphery of the Collateral Property, and no portion of the Improvements is located on such land;

            (C) (1) no termination or termination option is caused (unless waived) under the applicable Operating Lease, Management Agreement, or Franchise Agreement and (2) the number of guest rooms is not reduced by more than twenty-five percent (25%);

            (D) Administrative Agent shall be satisfied that any operating deficits, including all scheduled payments of principal and interest hereunder, which will be incurred with respect to the Collateral Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 6.07(a) above or other security provided by Borrowers;

            (E) Administrative Agent shall be satisfied that the Restoration will be completed twelve (12) months after commencement of the Restoration;

Credit Agreement                       51

            (F) the Collateral Property and the use thereof after the Restoration will be in compliance with and permitted under all Laws;

            (G) Borrowers or the applicable Operating Lessee shall cause the Restoration to be done and completed in an expeditious and diligent fashion and in compliance with all applicable Laws or any applicable Franchise Agreement;

            (H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Collateral Property or the Improvements;

            (I) Borrowers shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrowers' or Operating Lessee's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Administrative Agent;

            (J) the Net Proceeds together with any cash or cash equivalent deposited by Borrowers with Administrative Agent are sufficient in Administrative Agent's reasonable judgment to cover the cost of the Restoration; and

            (K) the applicable Franchise Agreement is not terminated as a result of a Casualty or a Condemnation.

            (ii) The Net Proceeds shall be held by Administrative Agent until disbursements commence, and, until disbursed in accordance with the provisions of this Section 6.18, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrowers from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Administrative Agent that (A) all the conditions precedent to such advance, including those set forth in Section 6.18(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens, or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Collateral Property which have not either been fully bonded to the satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the satisfaction of Administrative Agent by the Title Insurer.

            (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the "Restoration Consultant"). Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors, and materialmen engaged in the Restoration, as well as the contracts in excess of $500,000 under which they have been engaged, shall be subject to prior review and acceptance by Administrative Agent and the Restoration Consultant. All costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrowers.

            (iv) In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the

Credit Agreement                       52

        Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Administrative Agent of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.18(b), be less than the amount actually held back by Borrowers or the applicable Operating Lessee, as applicable, from contractors, subcontractors, and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 6.18(b) and that all approvals necessary for the re-occupancy and use of the Collateral Property have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Administrative Agent will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor, or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's, or materialman's contract, the contractor, subcontractor, or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor, or materialman as may be reasonably requested by Administrative Agent or by the title company issuing the Title Insurance, and Administrative Agent receives an endorsement to the Title Insurance insuring the continued priority of the lien of the applicable Mortgage and evidence of payment of any premium payable for such endorsement. If required by Administrative Agent, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor, or materialman.

            (v) Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall, and Parent and Borrowers shall cause the applicable Operating Lessee to, as applicable, deposit the deficiency (the "Net Proceeds Deficiency") with Administrative Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.18(b) shall constitute additional security for the Obligations.

            (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Restoration Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 6.18(b), and the receipt by Administrative Agent of evidence satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Borrowers, provided no Default shall have occurred and shall be continuing.

Credit Agreement                       53

        (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrowers as excess Net Proceeds pursuant to Section 6.18(b)(vii) may (x) be retained and applied by Administrative Agent toward the payment of the Obligations whether or not then due and payable in such order, priority, and proportions as Administrative Agent in its sole discretion shall deem proper, or, (y) at the sole discretion of Administrative Agent, the same may be paid, either in whole or in part, to Borrowers for such purposes and upon such conditions as Administrative Agent shall designate.

        (d) In the event of foreclosure of any Mortgage, or other transfer of title to any Collateral Property in extinguishment in whole or in part of the Obligations, all right, title, and interest of Borrowers in and to the Policies then in force concerning such Collateral Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Administrative Agent, or other transferee in the event of such other transfer of title.

        Property Management. Borrowers shall (a) (i) promptly perform and observe, and require (or in the case of an Affiliate cause) the applicable Operating Lessee to promptly perform and observe, all of the covenants required to be performed and observed under each Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder except where failure could not reasonably be expected to cause a Material Property Event; (ii) promptly notify Administrative Agent of any material default or termination event under any Management Agreement of which it is aware; (iii) promptly deliver to Administrative Agent a copy of any notice of default or termination event or other material notice received by an Operating Lessee under any Management Agreement; (iv) Parent and Borrowers shall require (or in the case of an Affiliate cause) the applicable Operating Lessee to promptly give notice to Administrative Agent of any notice or information that such Operating Lessee receives which indicates that any Manager is terminating the related Management Agreement or that any Manager is otherwise discontinuing its management of the applicable Collateral Property other than the scheduled end of the Management Agreement term; (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by each Operating Lessee under each Management Agreement; and (vi) Borrowers and Parent shall require (or in the case of an Affiliate cause) each Operating Lessee to operate each Collateral Property under the terms and conditions of the applicable Management Agreement.

        (b) If at any time, (i) any Manager shall become insolvent or a debtor in a bankruptcy proceeding, (ii) an Event of Default has occurred and is continuing, or (iii) a default or termination event reasonably expected to cause a Material Property Event has occurred and is continuing under any Management Agreement, and in each case if grounds for such termination exist under the affected Management Agreement, and subject to any limitations under and as otherwise provided in any Assignment of Management Agreement, Borrowers shall, at the request of Administrative Agent, terminate, or require (or in the case of an Affiliate cause) the applicable Operating Lessee to terminate (A) in the case of (i) above, each applicable Management Agreement, or (B) in all other cases, each Management Agreement requested by Administrative Agent in its sole discretion, upon thirty (30) days prior notice to each applicable Manager and replace each such Manager with a Qualified Manager approved by Administrative Agent on terms and conditions satisfactory to Administrative Agent, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates for comparable properties.

        (c) In addition to the foregoing, in the event that Administrative Agent, in Administrative Agent's reasonable discretion, at any time prior to the termination of the Assignment of Management Agreement, determines that any Collateral Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Administrative Agent may deliver written notice thereof to Borrowers and each applicable Manager, which notice shall specify with particularity the grounds for Administrative Agent's determination. If Administrative Agent reasonably determines that

Credit Agreement                       54
the conditions specified in Administrative Agent's notice are not remedied to Administrative Agent's reasonable satisfaction by Borrowers or such applicable Manager within thirty (30) days from the date of such notice or that Borrowers or such applicable Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, except where failure could not reasonably be expected to cause a Material Property Event, Administrative Agent may direct Borrowers to terminate the applicable Management Agreement if grounds for such termination exist thereunder, and in accordance with and subject to any rights and/or limitations set forth in the applicable Assignment of Management Agreement, to replace such applicable Manager with a Qualified Manager approved by Administrative Agent on terms and conditions satisfactory to Administrative Agent, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates for comparable properties.

         (d) Borrowers shall not, nor shall they permit any Operating Lessee to, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate, or cancel any Management Agreement or otherwise replace any Manager or enter into any other management agreement with respect to any Collateral Property except to the extent the foregoing could not reasonably be expected to cause a Material Property Event; (ii) reduce or consent to the reduction of the term of any Management Agreement except to the extent the foregoing could not reasonably be expected to cause a Material Property Event; (iii) increase or consent to the increase of the amount of any management fees under any Management Agreement except to the extent the foregoing could not reasonably be expected to cause a Material Property Event; or (iv) otherwise modify, change, supplement, alter, or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect except to the extent the foregoing could not reasonably be expected to cause a Material Property Event. In the event that Borrowers or any Operating Lessees replace any Manager, such Manager shall be a Qualified Manager.

         Franchise Agreements.

         (a) Each Collateral Property shall be operated under the terms and conditions of the applicable Franchise Agreement, if any, Borrowers shall, and shall cause each Affiliate Operating Lessee to, (i) pay all sums required to be paid by Operating Lessees under each Franchise Agreement, (ii) diligently perform, observe, and enforce all of the terms, covenants, and conditions of each Franchise Agreement on the part of an Operating Lessee to be performed, observed, and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of each Operating Lessee under each Franchise Agreement except to the extent the foregoing could not reasonably be expected to cause a Material Property Event, (iii) promptly notify Administrative Agent of the giving of any notice to an Operating Lessee of any default by such Operating Lessee in the performance or observance of any of the terms, covenants, or conditions of any Franchise Agreement on the part of any Operating Lessee to be performed and observed and deliver to Administrative Agent a true copy of each such notice, and (iv) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditure plan, notice, report, and estimate received by it under any Franchise Agreement.

         (b) Borrowers shall not, nor shall they permit any Operating Lessee to, without the prior consent of the Administrative Agent, surrender any Franchise Agreement or terminate or cancel any Franchise Agreement or modify, change, supplement, alter or amend any Franchise Agreement, in any respect, either orally or in writing.

         (c) If an Operating Lessee shall default in the performance or observance of any material term, covenant, or condition of any Franchise Agreement to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrowers from any of their obligations hereunder, Administrative Agent shall have the right, but shall be

Credit Agreement                       55
under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants, and conditions of such Franchise Agreement on the part of such Operating Lessee to be performed or observed to be promptly performed or observed on behalf of such Operating Lessee, to the end that the rights of such Operating Lessee in, to, and under such Franchise Agreement shall be kept unimpaired and free from default. Administrative Agent and any person designated by Administrative Agent shall have, and are hereby granted, the right to enter upon the applicable Collateral Property at any time and from time to time for the purpose of taking any such action. If any Franchisor shall deliver to Administrative Agent a copy of any notice sent to an Operating Lessee of default under any applicable Franchise Agreement, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent in good faith, in reliance thereon.

         (d) Any sums expended by Administrative Agent pursuant to this Section
6.20 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Administrative Agent, shall be deemed to constitute a portion of the Obligations, shall be secured by the Lien of the Mortgages and the other Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

         (e) Borrowers shall, promptly upon request of Administrative Agent, use diligent good faith efforts to obtain and deliver an estoppel certificate from each Franchisor stating that (i) each applicable Franchise Agreement is in full force and effect and has not been modified, amended, or assigned, (ii) neither such Franchisor nor any Operating Lessee is in default under any of the terms, covenants, or provisions of each applicable Franchise Agreement and such Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under each applicable Franchise Agreement, (iii) neither such Franchisor nor any Operating Lessee has commenced any action or given or received any notice for the purpose of terminating any applicable Franchise Agreement, and (iv) all sums due and payable to such Franchisor under each applicable Franchise Agreement have been paid in full.

         (f) In the event that any Management Agreement also serves as a franchise agreement or contains provisions typically contained in franchise agreements, then the provisions of this Section 6.20 shall apply to such Management Agreement.

         Ground Leases.

         (a) Borrowers shall (i) pay all rents, additional rents, and other sums required to be paid by Borrowers, as tenant under and pursuant to the provisions of the Ground Leases, (ii) diligently perform and observe all of the terms, covenants, and conditions of the Ground Leases on the part of Borrowers, as tenant thereunder, (iii) promptly notify Administrative Agent of the giving of any notice by the landlord under any Ground Lease to Borrowers of any default by a Borrower, as tenant thereunder, and deliver to Administrative Agent a true copy of each such notice within five (5) Business Days of receipt, and (iv) promptly notify Administrative Agent of any bankruptcy, reorganization, or insolvency of the landlord under any Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice within five (5) Business Days of any Borrower's receipt. Borrowers shall not, without the prior consent of Administrative Agent, surrender the leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter, or amend any Ground Lease, either orally or in writing, and if any Borrower shall default in the performance or observance of any term, covenant, or condition of any Ground Lease on the part of such Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants, and conditions of such Ground Lease on the part of any Borrower to be performed or observed on behalf of

Credit Agreement                       56
such Borrower, to the end that the rights of such Borrower in, to, and under such Ground Lease shall be kept unimpaired and free from default. If the landlord under any Ground Lease shall deliver to Administrative Agent a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of any Ground Lease upon demand by Administrative Agent made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrowers hereby expressly authorize and appoint Administrative Agent its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrowers, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

         (b) Notwithstanding anything contained in any Ground Lease to the contrary, Borrowers shall not further sublet any portion of the Collateral Property (other than as permitted pursuant to the applicable terms and conditions hereof) without prior written consent of Administrative Agent.

         (c) No Ground Lease may be canceled, terminated, surrendered, or amended without the prior, written consent of Administrative Agent.

        Operating Leases. Borrowers shall not, without the prior written consent of Administrative Agent, enter into, renew, extend, amend, or modify the term of any Operating Lease.

        Post-Closing Covenants. Parent and Borrowers shall comply with each of the covenants and agreements set forth on Schedule 6.23 within the time limit specified therein for such completion.

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

        Liens. No RFS Company shall create, incur, assume, or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

         (c) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts, and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

         (g) Liens set forth in the Title Insurance issued with respect to the Mortgages, and other encumbrances affecting Properties of the RFS Companies other than the Collateral Properties which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments; and

         (i) Liens securing the CMBS Facilities on the CMBS Collateral Properties released as collateral by Administrative Agent pursuant to Section 2.12(d).

        Investments. No RFS Company shall make any Investments, except:

         (a) Investments in the form of cash equivalents or short-term marketable securities;

         (b) (i) advances to officers, directors, and employees of the RFS Companies in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation, and analogous ordinary business purposes and (ii) current accounts receivable created in the ordinary course of business of the RFS Companies;

         (c) Investments in (i) Subsidiaries of such RFS Company existing on the Closing Date and listed on Schedule 7.02, and (ii) the CMBS Borrowers;

         (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e) Guarantees permitted by Section 7.03; and

         (f) Investments in Properties financed with available or contributed cash or through the issuance of stock or other equity interests.

         Indebtedness. No RFS Company shall create, incur, assume, or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals, or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably

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incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Guarantees in respect of Indebtedness otherwise permitted hereunder of any Loan Party; provided that if any Subsidiary of Operating Company Guarantees such Indebtedness, then it shall also Guarantee the Obligations on a pari passu basis;

         (d) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view," and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e) Indebtedness to Parent or another Loan Party which would otherwise be permitted pursuant to both this Agreement and the terms of the Senior Notes; and

         (f) the CMBS Facilities.

         Fundamental Changes. Neither Parent nor any RFS Company shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that any Subsidiary of Operating Company (other than Financing) may (a)(i) merge with any other Subsidiary of Operating Company, or
(ii) be liquidated if all assets are transferred to Operating Company, or (iii) merge with Operating Company so long as Operating Company is the survivor, and
(b) transfer assets to any other Subsidiary of Operating Company or to Operating Company.

         Dispositions. No RFS Company shall make any Disposition or enter into any agreement to make any Disposition of any Collateral Property, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions to another RFS Company; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;

         (e) Dispositions to a CMBS Borrower to secure CMBS Facilities, so long as such Disposition occurs simultaneously with the release of Administrative Agent's Lien on such Properties pursuant to Section 2.12(b);

         (f) Dispositions of any Collateral Property (or simultaneous Dispositions of Collateral Properties) listed on Schedule 7.05, so long as (i) no Default or Event of Default exists at the time of any such Disposition or would result therefrom, and (ii) Administrative Agent receives a prepayment of the Obligations in an amount equal to the greater of (A) one hundred percent (100%) of the Net Cash

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Proceeds from such Disposition (or simultaneous Dispositions), and (B) ninety percent (90%) of the then-current Collateral Value of such Collateral Property (or the then-current aggregate Collateral Values of Collateral Properties from simultaneous Dispositions); and

         (g) Dispositions of any Excluded Collateral Property, so long as (i) no Default or Event of Default exists at the time of any such Disposition or would result therefrom, and (ii) Administrative Agent receives one hundred percent (100%) of the Net Cash Proceeds from such Disposition as a prepayment of the Obligations.

        Restricted Payments. Neither Parent nor any RFS Company shall declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) any Subsidiary of Operating Company may make Restricted Payments to Operating Company;

         (b) Operating Company may make Restricted Payments to Acquisition Sub and to CNL Rose Acquisition GP Corp., and Acquisition Sub and CNL Rose Acquisition GP Corp. may make Restricted Payments to Parent, so long as no Default or Event of Default exists or would result therefrom;

         (c) Parent may make Restricted Payments to the holders of its stock (i) necessary to maintain Parent's status as a REIT, and (ii) so long as no Default or Event of Default exists or would result therefrom, dividends consistent with Parent's current dividend policy not to exceed a dividend of $0.775 per share;

         (d) Parent and each RFS Company may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

         (e) Parent and each RFS Company may purchase, redeem, or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

         (f) Operating Company may make Restricted Payments to holders of its partnership interests and Acquisition Sub may make Restricted Payments to the former shareholders of RFS Hotel Investors, Inc. pursuant to the Merger Agreement to be used as consideration for the Merger Transactions.

        Change in Nature of Business. No RFS Company shall engage in any material line of business substantially different from those lines of business conducted by the RFS Companies on the date hereof or any business substantially related or incidental thereto.

        Transactions with Affiliates. No RFS Company shall enter into any transaction of any kind with any Affiliate of Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such RFS Company as would be obtainable by such RFS Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.

        Burdensome Agreements. No RFS Company shall enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Senior Notes, and other documents evidencing existing Indebtedness) that (a) limits the ability (i) of any RFS Company to make Restricted Payments to Borrowers or any other Loan Party or to otherwise transfer property to Borrowers or any other Loan Party, (ii) of Parent or any RFS Company to Guarantee the Indebtedness of Borrowers, or (iii) of Parent or any RFS Company to create, incur, assume, or suffer to exist Liens on property of such Person, or

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(b) requires the grant of a Lien to secure an obligation of such Person if a
Lien is granted to secure another obligation of such Person.

        Use of Proceeds. No RFS Company shall use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally, or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

        Contracts. Without Administrative Agent's prior written approval as to parties, terms, and all other matters, Borrowers shall not permit any Operating Lessee or Manager to (a) enter into any management, leasing, maintenance, or other contract pertaining to any Collateral Property that is not unconditionally terminable by such Person or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, or (b) modify, amend, or terminate any such contracts. No RFS Company shall, nor shall it permit any Operating Lessee or Manager to, default under any contract or permit any contract to terminate by reason of any failure of such Person to perform thereunder, and Operating Company shall promptly notify Administrative Agent of any default thereunder. Operating Company will deliver or cause to be delivered to Administrative Agent, upon request of Administrative Agent, the names and addresses of all persons or entities with whom each contractor has contracted or intends to contract. Administrative Agent shall not unreasonably withhold, condition, or delay its approval of new Operating Leases, Management Agreements, or Franchise Agreements proposed by the RFS Companies for any Collateral Property.

        Lease Approval. Borrowers shall not permit any Operating Lessee to enter into any tenant lease (as used herein, "Tenant Lease") of space in the Improvements unless approved or deemed approved by Administrative Agent prior to execution. Such Person's standard form of Tenant Lease, and any revisions thereto, must have the prior written approval of Administrative Agent. Notwithstanding the foregoing or anything set forth herein to the contrary, Tenant Leases entered into in the ordinary course of business following recordation of the Mortgages, and which could not reasonably be expected to cause a Material Property Event, shall not require any approval by Administrative Agent.

        No Other Liens. No RFS Company shall, without the prior written consent of Administrative Agent, create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional, or contractual, security interest, encumbrance, or charge, or conditional sale or other title retention document, against or covering any Collateral Property, or any part thereof, other than normal and customary encumbrances associated with operation of any Collateral Property, and should any of the foregoing become attached hereafter in any manner to any part of the Collateral Property without the prior written consent of Administrative Agent, Borrowers will cause the same to be promptly discharged and released. Borrowers will own all parts of the Collateral Properties and will not acquire any fixtures, equipment, or other property (including software embedded therein) forming a part of any Collateral Property pursuant to a lease, license, security agreement, or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Agent.

        Reciprocal Easement Agreements. Neither Borrower shall:

         (a) enter into, terminate, or modify any REA without Administrative Agent's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or

         (b) enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in any REA.

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        Parent Financial Covenants.

         (a) Consolidated Tangible Net Worth. Parent shall not permit the Consolidated Tangible Net Worth of Parent and its Subsidiaries on a consolidated basis at any time to be less than the sum of (a) $950,000,000 and (b) an amount equal to eighty-five percent 85% of the aggregate increases in Shareholders' Equity of Parent, by reason of the issuance and sale of capital stock or other equity interests of Parent or any Subsidiary (other than issuances to Parent or a wholly-owned Subsidiary), including upon any conversion of debt securities of Parent into such capital stock or other equity interests.

         (b) Consolidated Leverage Ratio. Parent shall not permit the Consolidated Leverage Ratio of Parent and its Subsidiaries on a consolidated basis at any time to be greater than 0.55 to 1.0.

         (c) Consolidated Fixed Charge Coverage Ratio. Parent shall not permit the Consolidated Fixed Charge Coverage Ratio of Parent and its Subsidiaries on a consolidated basis as at the end of any fiscal quarter of Parent to be less than
1.50 to 1.0.

        Operating Company Financial Covenants. Operating Company shall not permit the Consolidated Fixed Charge Coverage Ratio of Operating Company and its Subsidiaries on a consolidated basis as at the end of any fiscal quarter of Operating Company to be less than 1.40 to 1.0.

        Loan to Value Ratio. Borrowers shall not permit the Loan to Value Ratio as of any date to be greater than 0.60 to 1.0.

        REIT Status. Parent (including its organization and method of operations) shall at all times qualify as a REIT.

                         EVENTS OF DEFAULT AND REMEDIES

        Events of Default. Any of the following shall constitute an Event of
Default:

         (a) Non-Payment. Either Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest on any Loan, or any commitment or other fee due hereunder, or (iii) within five (5) days after written notice of such failure, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant, or agreement, contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.10, or 6.11 or Article VII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

         (d) Representations and Warranties. Any representation, warranty, certification, or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i) Parent or any RFS Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of

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any Indebtedness or Guarantee (other than Indebtedness hereunder and
Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased, or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease, or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded subject to applicable curative or grace periods; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Parent or any RFS Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Parent or any RFS Company is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Parent or any RFS Company as a result thereof is greater than the Threshold Amount; or

         (f) Insolvency Proceedings, Etc. Parent or any RFS Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) Parent or any RFS Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated, or fully bonded within thirty (30) days after its issue or levy; or

         (h) Judgments. There is entered against Parent or any RFS Company (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Parent or any RFS Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Parent or any RFS Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with

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respect to its withdrawal liability under Section 4201 of ERISA under a
Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate, or rescind any Loan Document; or

         (k) Change of Control. There occurs any Change of Control with respect to Parent or any RFS Company (other than of Subsidiaries of Operating Company pursuant to a Disposition which is otherwise permitted hereunder); or

         (l) Collateral Properties.

             (i) any material required permit, license, certificate, or approval with respect to any Collateral Property lapses or ceases to be in full force and effect; or

             (ii) the owner of any Collateral Property enters into any lease of part or all of such Collateral Property which does not comply with the Loan Documents, or a material default by the owner of any Collateral Property under or any failure by the owner of such Collateral Property to satisfy any of the conditions of a lease; or

             (iii) a lien for the performance of work or the supply of materials which is established against any Collateral Property, or any stop notice served on either Borrower, the general contractor, Administrative Agent, or a Lender, remains unsatisfied or unbonded for a period of twenty (20) days after the date of filing or service; or

             (iv) the occurrence of any condition or situation which, in the sole determination of Administrative Agent, constitutes a danger to or impairment of any Collateral Property or the liens of the Mortgages, if such condition or situation is not remedied within ten (10) days after written notice to Borrowers thereof; or

             (v) if a Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to such Borrower; or any REA shall be surrendered, terminated, or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Administrative Agent's prior written consent; or a Borrower shall fail, within ten
         (10) Business Days after demand by Administrative Agent, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA; or

             (vi) if a default or termination event on the part of any Loan Party or any Person that is an Affiliate of any Loan Party has occurred and continues beyond any applicable cure period under any Franchise Agreement, Management Agreement, Ground Lease, or Operating Lease, or if a Borrower or Operating Lessee, without Administrative Agent's prior written consent, terminates or cancels any Franchise Agreement, Management Agreement, Ground Lease, or Operating Lease or operates any Collateral Property under the name of any hotel chain or system other than the name such Collateral Property is operated under as of the date hereof; or

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         (m) Acquisition Sub. Acquisition Sub shall engage in any business or activity other than holding all or substantially all of the partnership interests of Operating Company;

         (n) CMBS Engagement Letter. The obligations and agreements described in the CMBS Engagement Letter shall for any reason be cancelled, terminated, or otherwise cease to be in effect; or

         (o) Environmental Claim. If any event or condition shall occur or exist on or with respect to any Property of Parent or any RFS Company which has resulted, or could reasonably be expected to result, in an Environmental Claim which has resulted, or could reasonably be expected to result, in liability of Parent or any RFS Company in an amount in excess of the Threshold Amount.

         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrowers; and

         (c) exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of Administrative Agent or any Lender.

         Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

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

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

                              ADMINISTRATIVE AGENT

         Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates, and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation, or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Loan Party or any Affiliate thereof.

         Reliance by Administrative Agent.

          (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate,

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affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved, or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

        Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial, and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial, and other condition and creditworthiness of Borrowers. Except for notices, reports, and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial, and

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other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of Administrative Agent.

        Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America or its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America or any Affiliate, as applicable, in its individual capacity.

        Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrowers at all times other than during the existence of an Event of Default (which consent of Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrowers, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring

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Administrative Agent's notice of resignation, the retiring Administrative
Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        Exercise of Rights; Proofs of Claim.

         (a) No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrowers or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent's satisfaction are acceptable or otherwise within its discretion, and (ii) the exercise of remedies pursuant to, but subject to, Article 8 or pursuant to any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.

         (b) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to Borrowers or any Guarantor, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be exclusively entitled and empowered on behalf of itself and Lenders, by intervention in such proceeding or otherwise:

             (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

             (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment, or

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composition affecting the Obligations or the rights of Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by the Required Lenders in any such proceeding.

     Releases; Acquisition; and Transfers of Collateral.

     (a) Lenders hereby irrevocably authorize Administrative Agent to release its Lien, in accordance with Section 2.12, on the CMBS Collateral Properties to be conveyed to a CMBS Borrower.

     (b) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Aggregate Commitments and payment and satisfaction in full of all Obligations; (ii) constituting a release, transfer, or sale of a lien or property if Borrowers will certify to Administrative Agent that the release, transfer, or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) after foreclosure or other acquisition of title (1) for a purchase price of ninety percent (90%) of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.

     (c) If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the "Acquisition Date"). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, "Property Manager" ) experienced in the management, leasing, sale, and/or dispositions of similar properties.

After consulting with the Property Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale, and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the "Business Plan"). Administrative Agent will deliver the Business Plan not later than the sixtieth
(60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the Loan collateral (including those with respect to property taxes, insurance premiums, operation, management, improvement, maintenance, repair, sale, and disposition), or any portion thereof.

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     (d)   Upon request by Administrative Agent or Borrowers at any time,
Lenders will confirm in writing Administrative Agent's authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section 9.11(d); provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release, or sale without recourse, representation or warranty, and (ii) such transfer, release, or sale shall not in any manner discharge, affect or impair the obligations of Borrowers other than those expressly being released.

     (e) If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Loan collateral for which one of Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer ( "Purchase Offer") to purchase all of non-consenting Lender's right, title and interest in the collateral for a purchase price equal to non-consenting Lender's Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) ("Net Proceeds"). Within ten
(10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender's right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender's Pro Rata Share of the Net Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or 90 days after the Purchase Offer, regardless of whether the collateral has been sold.

     Other Agents, Arrangers, and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  MISCELLANEOUS

     Amendments, Etc. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 9 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrowers or any other Person or the execution by Borrowers or any other Person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver, or consent is intended to be within Administrative Agent's discretion or determination, or otherwise in Administrative Agent's reasonable determination shall not have a Material Adverse Effect; provided however, otherwise no such amendment, waiver, or consent shall be effective unless in writing, signed by the Required Lenders and Borrowers or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further however, no such amendment, waiver, or consent shall:

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     (a)   extend or increase the Commitment of any Lender (or reinstate any
Commitment terminated pursuant to Section 8.02), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender's Commitment);

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrowers to pay interest at the Default Rate for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or late charges thereafter, or to amend the definition of "Default Rate;"

     (d) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (e) amend this Section 10.01, or change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

     (f) release the liability of Borrowers or any existing Guarantor, if applicable, without the written consent of each Lender, except as provided in
Section 9.11;

     (g) permit the sale, transfer, pledge, mortgage, or assignment of any Loan collateral or any direct or indirect interest in Borrowers, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or

     (h) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders transfer or sell, any Loan collateral except as permitted in Section 9.11, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver, or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number, or (subject to Section 10.02(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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

           (i) if to Borrowers or Administrative Agent, to the address, facsimile number, electronic mail address, or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties; and

           (ii) if to any other Lender, to the address, facsimile number, electronic mail address, or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to Borrowers or Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02 , and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrowers even if
(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrowers. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

     No Waiver; Cumulative Remedies. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

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

     Attorney Costs, Expenses and Taxes. Borrowers jointly and severally agree
(a) to pay or reimburse Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs, and including with respect to (a) and (b) above: (i) fees and charges of any construction consultant, inspector and/or engineer; (ii) appraisal, re-appraisal and survey costs; (iii) title insurance charges and premiums; (iv) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (v) judgment and tax lien searches for Borrowers and each Guarantor; (vi) escrow fees; (vii) fees and costs of environmental investigations site assessments and remediations; (viii) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (ix) filing and recording fees; and (x) loan brokerage fees. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     Indemnification by Parent and Borrowers. Whether or not the transactions contemplated hereby are consummated, Parent and Borrowers, jointly and severally, shall indemnify and hold harmless each Agent-Related Person, each Lender, and their respective Affiliates, directors, officers, employees, counsel, agents, and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) (i) defect in any Collateral Property, (ii) performance or default of either Borrower, Borrowers' surveyors, architects, engineers, contractors, or any other person, (iii) failure to protect or insure the Improvements, (iv) payment of costs of labor, materials, or services supplied for the Improvements, or (v) Environmental Damages, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising

Credit Agreement                       74
out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Any requirement of this Agreement which provides for the approval or consent of Administrative Agent or any Lender with respect to any matter pertaining to a Borrowing, not otherwise specifically set forth in detail, shall be deemed to call for performance that is reasonable under the circumstances. In the event that a requirement of reasonable performance shall nevertheless be deemed too vague or uncertain as to allow legal enforcement, such requirement shall be deemed null and void, but without effect on the enforceability of this Agreement or any other requirement contained herein with respect to a Borrowing. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Plans, any budget, any contract, any change order, any lease, or any other matter incident to any Collateral Property or the Improvements. Any inspection or audit of any Collateral Property or the books and records of Borrowers, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent and Lenders' protection only, and shall not constitute an assumption of responsibility to Borrowers or anyone else with regard to the condition, construction, maintenance, or operation of any Collateral Property, or relieve Borrowers of any of their obligations. Borrowers have selected all surveyors, architects, engineers, contractors, materialmen, and all other persons or entities furnishing services or materials to any Collateral Property. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Collateral Property nor any duty of care to Borrowers or any other person to protect against, or inform Borrowers or any other person of the existence of, negligent, faulty, inadequate, or defective design or construction of the Improvements. Upon demand by Administrative Agent, Parent and Borrowers shall diligently defend any of the Indemnified Liabilities which affects any Collateral Property or is made or commenced against Administrative Agent or any Lender, whether alone or together with any other person, all at Parent's and Borrowers ` own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment. In the alternative, at any time Administrative Agent may elect to conduct its own defense on behalf of itself or any Lender through counsel selected by Administrative Agent and at the cost and expense of Parent and Borrowers. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent or Lenders that there has been or will be compliance with the Plans, the Loan Documents, or applicable Laws and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing. Administrative Agent's failure to inspect shall not constitute a waiver of any of Administrative Agent's or Lenders' rights under the Loan Documents or at Law or in equity.

     To the extent, if at all, that NMSA Section 56-7-1 is applicable to this Agreement, any indemnification will not extend to liability, claims, damages, losses, or expenses, including Attorney Costs, arising out of (A) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications by indemnitee, or the agents or employees of indemnitee, and (B) the giving of or the failure to give direction or instructions by indemnitee, or the agents or employees of indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage.

     Payments Set Aside. To the extent that any payment by or on behalf of Borrowers is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared

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to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that: (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Section 10.07(g)) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 or a whole multiple of $500,000 in excess thereof, and after such assignment no Lender shall hold a Commitment of less than $5,000,000, unless each of Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but

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shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05,
10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

     (c) Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrowers, Administrative Agent, and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section 10.07, Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section
10.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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     (g)    As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, and (ii) unless a Default or Event of Default has occurred and is continuing, Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrowers or any of Borrowers' Affiliates or Subsidiaries.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender, in each such case which has sufficient liquidity to fully fund its Commitment.

     Confidentiality. Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations, (g) with the consent of Borrowers, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrowers. For purposes of this Section 10.08, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

Credit Agreement                       78

     Set-off. In addition to any rights and remedies of Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrowers or any other Loan Party, any such notice being waived by Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify Borrowers and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity, and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions

Credit Agreement                       79
with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement) or such other evidence satisfactory to Borrowers and Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrowers pursuant to this Agreement, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii) Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this
Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a) ; provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve Borrowers of their obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable law, treaty, or governmental rule, regulation, or order, or any change in the interpretation, administration, or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other

Credit Agreement                       80

Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrowers is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax, or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of Administrative Agent.

     Replacement of Lenders. Under any circumstances set forth herein providing that Borrowers shall have the right to replace a Lender as a party to this Agreement, Borrowers may, upon notice to such Lender and Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by Borrowers in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by Borrowers; provided, however, that if Borrowers elect to exercise such right with respect to any Lender pursuant to Section 3.06(b), they shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. Borrowers shall (x) pay in full all principal, interest, fees, and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans.

     Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of any Collateral Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by Borrowers if such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence of a Default, and such cost is due and payable by Borrowers on demand and shall be secured by the Loan Documents.

     Assignment of Contracts and Plans. As additional security for the Obligations, Borrowers hereby transfer and assign to Administrative Agent for the ratable benefit of Administrative Agent and Lenders all of Borrowers' right, title, and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgages. Borrowers agree to deliver to Administrative Agent from time to time upon Administrative Agent's request such consents to the foregoing assignment from parties contracting with either Borrower as Administrative Agent may require. Neither this assignment

Credit Agreement                       81
nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any contract or with respect to the Plans.

     Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT Administrative Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWERS, Administrative Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, Administrative Agent, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, Administrative Agent, AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Time of the Essence. Time is of the essence of the Loan Documents.

     Entire Agreement. This Agreement and the other Loan Documents represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements AMONG the parties.

                            [Signature pages follow.]

Credit Agreement                       82

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                RFS PARTNERSHIP, L.P., a Tennessee limited partnership, as Borrower

                                 By: CNL ROSE GP CORP., a Delaware corporation, its General Partner


                                      By:  /s/ C. BRIAN STRICKLAND
                                           -------------------------------
                                           Name: C. BRIAN STRICKLAND
                                                --------------------------
                                           Title: EVP/CFO
                                                 -------------------------




                                RFS FINANCING PARTNERSHIP, L.P., a
                                Tennessee limited partnership, as Borrower


                                By:   RFS FINANCING 2002, LLC, a Delaware
                                      limited liability company
                                      its General Partner

                                      By:  /s/ C. BRIAN STRICKLAND
                                           -------------------------------
                                           Name: C. BRIAN STRICKLAND
                                                --------------------------
                                           Title: EVP/CFO
                                                 -------------------------

                                        CNL HOSPITALITY PROPERTIES, INC., a
                                        Maryland corporation, as Parent

                                        By: /s/ C. BRIAN STRICKLAND
                                            ------------------------------------
                                            Name: C. BRIAN STRICKLAND
                                                  ------------------------------
                                            Title: EVP/CFO
                                                   -----------------------------

Credit Agreement                       84

                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:  /s/ ANSEL MCDOWELL
                                       -----------------------------------------
                                       Name: ANSEL MCDOWELL
                                             -----------------------------------
                                       Title: PRINCIPAL
                                              ----------------------------------

Credit Agreement                       85

                                   BANC OF AMERICA BRIDGE LLC, as a Lender


                                   By:    /s/ DONALD R. BENNINGFIELD
                                        ---------------------------------------
                                        Don Benningfield
                                        Managing Director

Credit Agreement                       86